Exhibit 10.32

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”), is dated as of April 1, 2006, by and between COHEN BROTHERS, LLC d/b/a COHEN & COMPANY (“Sublessor”) and TABERNA CAPITAL MANAGEMENT, LLC (“Sublessee”), collectively, the “Parties” and each a “Party”.

WHEREAS, Sublessor is the lessee under a written lease agreement dated June 22, 2005 wherein Brandywine Cira, L.P., a Delaware limited partnership (“Lessor”), leased Suite No. 1703 which contains 13,777 rentable square feet per ansi/Boma 1996 measurements standards constituting a portion of the 17th Floor in the building commonly known as Cira Center located at 2929 Arch Street in the City of Philadelphia, County of Philadelphia, Commonwealth of Pennsylvania, (“Master Premises”). Said lease is referred to as the “Master Lease” and is attached hereto as Exhibit “A”. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.

WHERAS, Sublessor desires to lease to Sublessee and Sublessee desires to rent from Sublessor a portion of the Master Premises, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the rents, covenants and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee, each intending to be legally bound hereby, agree as follows:

1.	PREMISES.

(a) Sublessor hereby subleases to Sublessee, on the terms and conditions set forth in this Sublease, a portion of the Master Premises, as more fully set forth on Exhibit “B” attached hereto (the “Premises”).

(b) Sublessee has examined the Premises and is satisfied with its condition. The Parties agree that Sublessor has not made and Sublessee is not relying upon, any statements or representations made by Sublessor or Lessor, or their respective employees, agents or anyone else acting on behalf of Sublessor or Lessor (as applicable), including without limitation, any statements or representations concerning the condition of the Premises or the fitness of the Premises for Sublessee’s intended use of the Premises. Sublessee acknowledges that it takes the Premises in an “AS IS, WHERE IS” condition.

2.	TERM.

(a) This Sublease shall commence on April 1, 2006 (“Commencement Date”) for a term (“Term”) of five (5) years.

(b) Upon expiration of the Term, if Sublessor shall renew the Master Lease, the Parties may renew this Sublease on similar terms as the Parties may agree.

3.	RENT.

(a) During the Term, Sublessee agrees to pay Sublessor monthly rent in the amount set forth on Exhibit “B” attached hereto (“Fixed Rent,” and together with all additional rent payable under this Sublease, “Rent”).

(b) Sublessee shall pay as additional rent, its pro rata share (based on the square footage rented by Sublessee) of Sublessor’s Allocated Share of Recognized Expenses as set forth in Section 6 of the Master Lease.

(c) All Rent due under this Sublease shall be paid in lawful money of the United States without notice, offset or demand, with the first payment being delivered by Sublessee to Sublessor on the Commencement Date and payments to be made thereafter on the first day of each calendar month during the Term by the Sublessee to Sublessor at the address set forth for Sublessor in Section 16 below, or at such other place as Sublessor may from time to time designate. Any Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month in question.

(d) If any payment required by Sublessee under any of the terms hereof shall not be paid within five (5) days of the date on which said payment is due, Sublessee shall, upon demand, pay a late charge to Sublessor equal to the greater of (a) One Hundred Fifty Dollars ($150.00), or (b) $0.06 for each dollar so due and such late charge shall be deemed to be additional rent for the purposes of this Sublease. This remedy shall not be the exclusive remedy to Lessor.

4.	USE OF PREMISES.

Sublessee shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in whole or in part, in a manner which would in any way violate any term or condition of this Sublease or the Master Lease, or make void or voidable any insurance then in force with respect thereto, or as will cause or be likely to cause injury to any improvements on the Premises or any part thereof, or as will constitute a public or private nuisance, and shall not use or occupy or permit the Premises to be used or occupied, in whole or in part, in a manner which may violate any present or future laws, regulations, ordinances or requirements of any federal, state or local governments, or of any departments, subdivisions, bureaus or offices thereof, or any other government, public or quasi-public authorities now existing or hereafter created, having jurisdiction over the Premises.

5.	ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises, without Sublessor’s prior written consent, such consent to be withheld in Sublessor’s sole and absolute discretion.

6.	INDEMNIFICATION.

Sublessee hereby indemnifies Sublessor and Lessor and covenants and agrees to pay, defend and save Sublessor and Lessor harmless from and against any and all liability, loss, damage, cost, expense (including, without limitation, all attorney’s fees and costs of litigation), causes of action, suits, claims, demands or judgments of any nature whatsoever that arises from Sublessee’s actions or omissions and which is based upon, arising from or connected in any manner with (a) injury to or death of any person or damage to any property occurring on the Premises, (b) the use, non-use, possession, operation, maintenance, management or occupation of the Premises or any part thereof, (c) any negligence on the part of Sublessee or its agents, contractors, servants, employees, licenses or invitees, or (d) the violation by Sublessee of any term, condition or covenant of this Sublease or the Master Lease (to the extent incorporated herein) or of any contract, agreement, restriction or regulation affecting the Premises or any part thereof or the ownership, occupancy or use thereof. The obligations of Sublessee under this Section shall survive any termination or expiration of this Sublease.

7.	HOLDOVER RENT.

Upon expiration or other termination of this Sublease, Sublessee shall peaceably quit and surrender the Premises to Sublessor, and Sublessor may without further notice enter upon, possess and repossess itself thereof and hold and enjoy the Premises and the right to receive all rental and other income of and from the same. It is expressly agreed that any holding, continued use or occupancy of the Premises by Sublessee after the expiration or other termination of this Sublease shall operate and be construed as a tenancy at sufferance. If Sublessor shall not give consent to such holdover to Sublessee, such tenancy may be terminated as above provided, and until Sublessee has vacated the Premises, it agrees to pay to Sublessor rent at a monthly rental equal to twice the amount of the monthly Rent payable pursuant to this Sublease during the last full month before termination of this Sublease and Sublessee agrees to indemnify, defend and hold Sublessor harmless of, from and against all liability arising under the Master Lease arising from such holdover.

8.	INSURANCE.

(a) Throughout the Term, Sublessee agrees to maintain all insurance as required on the part of the Tenant under the Master Lease, and shall name as additional insureds, as their interests may appear, both the Lessor and Sublessor.

(b) Upon execution and delivery of this Sublease and thereafter not less than thirty (30) days prior to the expiration date of the policies maintained pursuant to this Section, Sublessee shall provide Sublessor with evidence of coverage and payment in the form of a Certificate of Insurance (“Certificate”). Said Certificate shall provide for a fifteen (15) day written notice to Sublessor and Lessor in the event of cancellation or modification.

9.	OTHER PROVISIONS OF SUBLEASE.

Except to the extent made inapplicable or otherwise modified by the terms of this Sublease, all terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, (it being understood that Sublessor’s obligation and ability to perform obligations of the Lessor incorporated herein under the Master

Lease may be dependant upon the approval of and/or performance by Lessor, over which Sublessor has no control). Sublessee assumes and agrees to perform the lessee’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for all damages suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. Notwithstanding anything contained herein and provided that Sublessee is not in default under the terms and conditions of this Sublease, Sublessor agrees not to terminate the Master Lease or do any act (or refrain from doing any act) that would lead to the Master Lease being terminated prior to the end of the term of this Sublease, without the prior written consent of Sublessee, which shall not be unreasonably withheld.

10.	DEFAULT; REMEDIES.

An “Event of Default” shall be deemed to occur under this Sublease in the event:

(a) Sublessee fails to pay any Rent specified in this Sublease at the time or place when due;

(b) Sublessee shall desert or vacate the Premises;

(c) the Sublessee shall fail to comply with any term, provision, condition or covenant of this Sublease or of the Master Lease (other than the payment of Rent required to be paid under this Sublease), and Sublessee shall not cure such default within ten (10) calendar days after notice to Sublessee of Sublessee’s failure so to comply or such longer period as may be necessary to cure any non-monetary default proceeding continuously and diligently, except Sublessee’s failure to maintain insurance as required hereunder shall be an immediate Event of Default hereunder;

(d) any petition shall be filed by or against Sublessee under any section or chapter of the Federal or State Bankruptcy Statutes, and in the event of any such petitions being filed against Sublessee, such petition shall not be dismissed within forty-five (45) calendar days of the date of filing of such petition;

(e) Sublessee shall become insolvent or make a transfer in fraud of creditors;

(f) Sublessee shall make an assignment for the benefit of creditors;

(g) a receiver shall be appointed for a substantial part of the assets of Sublessee;

(h) Sublessee’s interest in this Sublease shall be levied upon under execution; or

(i) Sublessee shall, other than in the ordinary course of business, remove or attempt to remove the personal property of Sublessor from the Premises.

Upon the occurrence of an Event of Default, Sublessor shall have the option to do any one or more of the following in addition to and not in limitation of any other remedy permitted at law or in equity or under the terms of this Sublease:

(1) Terminate this Sublease, in which event the Sublessee shall immediately surrender the Premises to Sublessor. In the event of such termination, Sublessor may, at its option, declare up to the entire amount of the rentals which would otherwise become due and payable during the remainder of the Term to be due and payable immediately, in which event Sublessee shall pay the same at once, together with all rentals theretofore due at the office of the Sublessor; provided, however, that such payment shall not constitute payment in advance of the rentals for the remainder of said Term; or

(2) Enter the Premises as the agent of Sublessee, by reasonable force, if necessary, without being liable to prosecution for any claim for damages therefor; or

(3) Take all steps necessary to cure the breach or default, with the costs so incurred to be paid by Sublessee upon demand therefore; or

(4) Pursue all remedies available to Lessor pursuant to the terms of the Master Lease.

No receipt of money by Sublessor from Sublessee after the termination of this Sublease or after service of any notice or after the commencement of any suit or final judgment for possession of the Premises shall reinstate, continue or extend the Term or affect any such termination, notice or suit.

Pursuit by Sublessor of any of the foregoing remedies shall not preclude pursuit by Sublessor of any other remedies herein provided or at law or in equity.

No waiver by Sublessor of any breach by Sublessee or of any of Sublessee’s obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any subsequent obligation, agreement or covenant, nor shall forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such or any subsequent breach.

11.	BROKER PARTICIPATION.

Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease and that no broker is entitled to any commission on account of this Sublease. Sublessor and Sublessee shall each indemnify, hold harmless and defend the other from any and all claims, actual or threatened, for compensation by any such third person, by reason of Sublessor’s or Sublessee’s breach of its representations contained in this paragraph.

12.	NOTICES.

All notices provided for under this Sublease shall be in writing and shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid, by prepaid nationally recognized overnight delivery service, or by hand delivery to the Party for whom such notice is intended, as follows:

Sublessor:	Cohen & Company 2929 Arch Street, Suite 1703 Philadelphia, PA 19104 Attention: Michael Shenkman

Sublessee:	Taberna Capital Management, LLC 2929 Arch Street, Suite 1703 Philadelphia, PA 19104 Attention: Jack Salmon

13.	GOVERNING LAW.

This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

14.	ADHERENCE TO TERMS AND CONDITIONS.

The failure of Sublessor to insist upon the strict performance by Sublessee of any term, condition or covenant on Sublessee’s part to be performed pursuant to the terms of this Sublease or to exercise any right, power or remedy of Sublessor contained in this Sublease shall not be or be deemed to be a waiver of such performance or relinquishment of such right now or at any time subsequent hereto. The receipt by Sublessor of any Rent required to be paid by Sublessee hereunder with knowledge of any Event of Default or default hereunder by Sublessee shall not be or be deemed to be a waiver of such default or Event of Default, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction and Sublessee may accept any such check or payment without prejudice to Sublessor’s right to recover the balance of such Rent or to pursue any other right or remedy of Sublessor herein provided or provided at law or in equity.

15.	HEADINGS.

The headings to various sections of this Sublease have been inserted for purposes of reference only and shall not limit or define or otherwise affect the express terms and provisions of this Sublease.

16.	COUNTERPARTS.

This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

17.	ENTIRE AGREEMENT; MODIFICATION.

This Sublease contains the entire and only agreement between the parties concerning the Premises and no prior oral or written statements or representations, if any, of any party hereto or any representative of any party hereof, not contained in this instrument, shall have any force or effect. This Sublease shall not be modified in any way, except by a writing, executed by Sublessor and Sublessee, and no oral agreements or presentations for rental shall be deemed to constitute a Sublease other than this Agreement. This Sublease shall not be binding until it shall have been executed by Sublessor and Sublessee.

18.	TIME OF ESSENCE.

Time is of the essence of this Sublease.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date and year first above written.

SUBLESSEE:

TABERNA CAPITAL MANAGEMENT, LLC

By:	TABERNA REALTY FINANCE TRUST, Sole Member

By:	/s/ James J. Sebra
Name: James J. Sebra
Title: Vice President and Chief Accounting Officer

SUBLESSOR:

COHEN BROTHERS, LLC

d/b/a COHEN & COMPANY

By:	/s/ James J. McEntee, III
Name: James J. McEntee, III
Title: Chief Operating Officer

EXHIBIT A

Master Lease

1

EXHIBIT B

Premises and Rent

The Premises is comprised of 2,000 square feet of the Master Premises, including all furniture in such space and access to file space, printers, copiers, kitchen, conference room facilities and receptionist and secretarial services.

Fixed Rent is as follows:

Months	Rent Per Square Foot	Square Feet Rented	Monthly Fixed Rent	Annualized Fixed Rent
1-12	$34.50	2,000	$5,750.00	$69,000.00
13-24	$35.19	2,000	$5,865.00	$70,380.00
25-36	$35.89	2,000	$5,981.67	$71,780.00
37-48	$36.61	2,000	$6,101.67	$73,220.00
49-60	$37.34	2,000	$6,223.33	$74,680.00

Exhibit A

BRANDYWINE CIRA, L.P.

Landlord

and

COHEN BROTHERS, LLC

Tenant

for Suite 1703

CIRA CENTRE

2929 Arch Street

Philadelphia, Pennsylvania

TABLE OF CONTENTS

1.	SUMMARY OF DEFINED TERMS	1
2.	PREMISES	3
3.	TERM	3
4.	CONSTRUCTION BY LANDLORD	3
5.	FIXED RENT; SECURITY DEPOSIT	3
6.	ADDITIONAL RENT	4
7.	ELECTRICITY CHARGES	7
8.	SIGNS; USE OF PREMISES AND COMMON AREAS	7
9.	ENVIRONMENTAL MATTERS	8
10.	TENANT’S ALTERATIONS	9
11.	CONSTRUCTION LIENS	10
12.	LANDLORD SERVICES	11
13.	ASSIGNMENT AND SUBLETTING	13
14.	LANDLORD’S RIGHT OF ENTRY	15
15.	REPAIRS AND MAINTENANCE	16
16.	INSURANCE; SUBROGATION RIGHTS	16
17.	INDEMNIFICATION	17
18.	QUIET ENJOYMENT	18
19.	FIRE DAMAGE	18
20.	SUBORDINATION; RIGHTS OF MORTGAGEE	19
21.	CONDEMNATION	20
22.	ESTOPPEL CERTIFICATE	21
23.	DEFAULT	21
24.	LANDLORD’S LIEN	25

25.	LANDLORD’S REPRESENTATIONS AND WARRANTIES	26
26.	SURRENDER	26
27.	RULES AND REGULATIONS	27
28.	GOVERNMENTAL REGULATIONS	26
29.	NOTICES	26
30.	BROKERS	27
31.	LANDLORD’S RIGHTS	27
32.	LANDLORD’S LIABILITY	28
33.	AUTHORITY	29
34.	EXPANSION	29
35.	RELOCATION	29
36.	TENANT FINANCIAL INFORMATION	29
37.	MISCELLANEOUS PROVISIONS	29
38.	WAIVER OF TRIAL BY JURY	31
39.	CONSENT TO JURISDICTION	31
40.	RENEWAL	31

EXHIBITS

EXHIBIT “A”	-	SPACE PLAN OF PREMISES

EXHIBIT “B”	-	CONFIRMATION OF LEASE TERM

EXHIBIT “C”	-	RULES AND REGULATIONS

EXHIBIT “D”	-	CLEANING SPECIFICATIONS

EXHIBIT “E”	-	LANDLORD WORK LETTER

Schedule E-1		Base Building Specifications

Schedule E-2		Tenant Design Specifications

EXHIBIT “F”	-	AMTRAK FORM OF SNDA

LEASE

THIS LEASE (“Lease”) entered into as of the ___ day of May, 2005, between BRANDYWINE CIRA, L.P., a Delaware limited partnership (“Landlord”), and COHEN BROTHERS, LLC, a Delaware limited liability company with its principal place of business at                                          (“Tenant”).

WITNESSETH

In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SUMMARY OF DEFINED TERMS.

The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

(a) “Building”: The Building to be built at 2929 Arch Street, Philadelphia, Pennsylvania.

(b) “Project”: The Building, the land and all other improvements located at 2929 Arch Street, Philadelphia, Pennsylvania.

(c) “Premises”: Suite No. 1703, which shall contain 13,777 rentable square feet per ansi/Boma 1996 measurement standards constituting a portion of the 17th floor of the Building shown on the space plan attached hereto as Exhibit “A” and made a part hereof.

(d) “Term”: For a period commencing on the Commencement Date and expiring on the last day of the month which is sixty (60) full months after the Commencement Date, but in no event later than March 31, 2011.

(e) “Fixed Rent”:

LEASE YEAR	`PER R.S.F.	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT
Months 1-12 **	$34.50	$39,608.88	$475,306.56
Months 13-24	$35.19	$40,401.05	$484,812.60
Months 25-36	$35.89	$41,204.71	$494,456.52
Months 37-48	$36.61	$42,031.33	$504,375.96
Months 49-60	$37.34	$42,869.43	$514,433.16

*	plus any charges set forth in Articles 6 and 7 below

**	and any partial month at the beginning of the Term shall be pro-rated at this rate

(f) “Security Deposit”: $0

(g) “Possession Date”: Upon substantial completion of the Premises in accordance with Article 4 and the Work Letter attached hereto or Tenant is open and fully operating its business at the Premises for its Permitted Use.

(h) “Tenant’s Allocated Share”: 1.89%;

      “Base Year” 2006

(i) “Rentable Area”: Premises 13,777. Building 730,682 ft.

(j) “Permitted Uses”: Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto. Tenant’s rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

(k) “Broker”: Brandywine Construction & Management, Inc.

(l) “Notice Address/Contact”

Tenant:	Prior to Occupancy:
Cohen Brothers, LLC
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Attention: D. Gideon Cohen

with a copy to:
Cohen Brothers, LLC
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Attention: Raphael L. Licht

After Occupancy:
Cohen Brothers, LLC
2929 Arch Street, Suite 1700
Philadelphia, PA 19103
Attn:

with a copy to:
Cohen Brothers, Inc.
2929 Arch Street, Suite 1700
Philadelphia, PA 19103
Attn: Raphael L. Licht

Landlord:	Brandywine Operating Partnership, L.P.
401 Plymouth Road, Suite 500
Plymouth Meeting, PA 19462
Attn: H. Jeffrey DeVuono

with a copy to:
Brandywine Realty Trust
401 Plymouth Road, Suite 500
Plymouth Meeting, PA 19462
Attn: Brad A. Molotsky, General Counsel

(m) “Tenant’s North American Industry Classification Number”: 52

(n) “Additional Rent”: All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as “Additional Rent

(o) “Rent”: All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

2. PREMISES.

Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

3. TERM.

(a) The Term of this Lease shall commence (the “Commencement Date”) the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the Premises for its Permitted Uses, or (ii) upon substantial completion of the improvements required to be made by Landlord, if any under Article 4. The Premises shall be deemed “substantially completed” when the improvements called for by Article 4 have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises, if required by law and the common areas applicable to the Premises, including lobbies, hallways and elevators have been completed so that Tenant shall have access to the Premises (hereafter, “substantially completed”). Landlord shall keep Tenant aware of the progress of construction and continually update Tenant as to the anticipated substantial completion date. If upon substantial completion Landlord fails to provide to Tenant the necessary Building resources to allow Tenant to move (e.g., elevator) then the Commencement Date shall not occur until such resources are reasonable provided and Tenant has been given an opportunity to move to the Premises. Notwithstanding the foregoing, in no event shall the Term commence prior to December 1, 2005. The Term shall expire on the last day of the month which is 60 full months after the Commencement Date (“Expiration Date”). The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

(b) Upon notification by Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Premises at which time a punchlist of outstanding items, if any, shall be completed. Within a reasonable time thereafter but not to exceed 45 days or such reasonable period of time so long as Landlord is diligently pursuing such cure, Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction.

4. CONSTRUCTION.

The Premises will be improved by Landlord for Tenant’s use as described in the Work Letter attached hereto as Exhibit “E” (“Tenant Work”). Landlord shall only be responsible for payment of a maximum cost of $45.00 per rentable square foot for the Tenant Work (the “Tenant Allowance”), all such costs in excess thereof to be borne by Tenant, and shall be paid to Landlord within thirty (30) days of written invoice, including backup documentation.

In the event the Commencement Date has not occurred by April 1, 2006 for any reason other than Tenant Delay or Force Majeure, then Fixed Rent shall abate during the Term on a day for day basis for each day after April 1, 2006 the Commencement Date has not occurred. In the event the Commencement Date has not occurred by June 1, 2006 for any reason other than Tenant Delay, then Tenant shall have the right to terminate this Lease on five business days prior written notice, provided that if the Commencement Date occurs within such five business days, such notice shall be null and void and of no force or effect.

5. FIXED RENT; SECURITY DEPOSIT.

(a) Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by Term by (i) check sent to Landlord, P.O. Box 8538-363, Philadelphia,

PA 19171 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #__TDB_ and Lease #__TBD_. The Lease # will be provided to Tenant in the Confirmation of Lease Term.

(b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord within five (5) days after due, Tenant shall also pay as Additional Rent a service and handling charge equal to five (5%) percent of the total payment then due. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, after any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

(c) Rent for any partial month shall be approximately apportioned on a per diem basis.

(d) Tenant shall be required to pay a Security Deposit of $0 under this Lease.

6. ADDITIONAL RENT.

(a) Commencing on January 1, 2007, and in each calendar year or portion thereof thereafter during the Term (as same may be extended), Tenant shall pay to Landlord Tenant’s Allocated Share of the following charges (“Recognized Expenses”) in excess of the Recognized Expenses for calendar year 2006, without deduction or set off:

(i) Operating Expenses. “Operating Expenses” shall mean all costs and expenditures related to the operation and maintenance of the Building incurred by Landlord, including, by way of example and not limitation: (i) charges for, and taxes on, the furnishing to the Building of water and sewer service, electric energy (but not electricity consumed in tenant premises) and, if the building systems should be converted to receive the same, steam or fuel and other utility services; ((ii) costs of elevator service, Maintenance of the Building, janitorial service and trash removal; (iii) charges for governmental permits; (iv) wages, salaries and benefits of employees of Landlord, or of any management company, who are associated with the Building for such time that their work is solely for the benefit of the Building, and management fees, overhead and expenses consistent with the Standards; provided such management fees shall not increase by more than 3% in any year over the prior year; (v) premiums for hazard, rent, liability, environmental, boiler and pressure vessel, worker’s compensation and other insurance; (vi) costs arising under service contracts; (vii) legal, auditing and other professional and consulting fees incurred in connection with operation and Maintenance of the Building and not incurred in connection with leasing or the entity which is Landlord; (viii) costs of replacements but not new improvements (except as otherwise expressly set forth herein); (ix) work required to comply with any future governmental law, ordinance or regulation (unless due to failure to comply with such laws, ordinances or regulations on the date hereof); (x) charges for the Building’s share of the costs of facilities shared with any other property; or (xi) the cost of all other items which under standard accounting practices constitute operating or Maintenance costs which are allocable to the Building or any portion thereof. Operating Expense shall also include all costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any person or other tenant is legally liable and such person or tenant reimburses Landlord or for which Landlord or its agent is responsible.

Notwithstanding the foregoing, the term Operating Expenses shall not include any of the following: (i) repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain; (ii) leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (iii) costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating space for other tenants or other occupants or vacant space; (iv) depreciation; (v) costs incurred due to a breach by Landlord of the terms and conditions of the lease; (vi) overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials or services, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser; (vii) interest on debt or amortization payments on any mortgage or any other borrowings and any ground rent; (viii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (ix) expenses resulting from the negligence or willful misconduct of Landlord; (x) any fines or fees for Landlord’s late payments or failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations; (xi) legal, accounting and other expenses related to Landlord’s financing, re-financing, mortgaging or selling the Building or the Project; (xii) taxes; (xiii) costs for acquiring sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; (xiv) compensation and benefits of executive officers of Landlord or any management company above the level of Building Manager; (xv) commissions payable to leasing brokers; (xvi) charges for any service, supply, utility and/or material supplied to other tenants and not Tenant; (xvii) fees or interest stemming from Landlord’s late payment an any obligation; (xviii) charitable expenditures or (xix) charges due to inconsistent calculation not caused by changes in laws or regulations.

(ii) Operating Expenses may include capital expenditures only in the event that the capital improvement falls within one of the following categories: (i) a labor savings device or improvement which reduces or eliminates any other component of Operating Expenses, but only to the extent of the amount of reduction; or (ii) an improvement which is required by reason of any future law or regulation which is applicable to similar first-class office buildings, provided the entire amount of such capital expenditures shall not be included in Operating Expenses for the calendar year in which they are incurred, but such costs shall be amortized on a straight line basis over the longest useful life of the improvement, without interest. If there shall be leased any capital equipment the cost of which, if purchased, would be included in Operating Expenses, then the rental and other costs paid for such leasing shall be included in Operating Expenses for the calendar years in which they were incurred.

(iii) Taxes. “Taxes” shall be defined as all taxes, assessments and other governmental charges, including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and expenses incurred to reduce or prevent an increase in Taxes and real estate tax appeal expenditures incurred by Landlord in good faith. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such or any increase thereof, there shall be levied, assessed or imposed any franchise, income, profit or other tax, however designated, then such other tax shall be deemed to be included within Taxes as defined herein.

Notwithstanding anything in this Lease to the contrary, provided Tenant is eligible for the benefits of the KOIZ legislation, then until the expiration of the KOIZ Period, Recognized Expenses shall not include any Taxes which are abated under the KOIZ Legislation. “KOIZ Legislation” shall mean means, collectively, the Keystone Opportunity Zone and Keystone Opportunity Expansion Zone Act, Act of 1998, P.L. 705, No. 92, as amended, Philadelphia Ordinance Chapter 19-3200, as amended, and any and all regulations adopted by the Pennsylvania Department of Community and Economic Development, the Pennsylvania Department of Revenue, the Philadelphia Department of Commerce, the Philadelphia Department of Revenue and the Philadelphia Board of Revision of Taxes, pursuant to or with respect to such act or such ordinance. “KOIZ Period” means the period for such tax abatement under the KOIZ Legislation.

(b) Tenant shall pay, in monthly installments in advance, on account of Tenant’s Allocated Share of Operating Expenses and Taxes, the estimated amount of such Recognized Expenses in excess of the Expense Stop for each year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord may send to Tenant a statement of projected Recognized Expenses (a “Projection”) and shall indicate what Tenant’s Allocated Share of Recognized Expenses Taxes in excess of the Expense Stop shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year. Until a new Projection is received, payments shall continue at the then current rate. Notwithstanding anything to the contrary in this Article 6, Landlord agrees that in no event shall “controllable expenses” exceed “controllable expenses” from the prior year by more than five (5%) percent. “Controllable expenses” are such expenses which are contracted for at a set rate and cannot fluctuate during the year, including, without limitation, janitorial and insurance costs, management and administrative fees, and landscaping and security expenses

(c) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses shall be collected on a reasonably current basis each Lease Year.

(d) In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during any Lease Year including the Base Year less than ninety-five (95%) percent of the Rentable Area of the Building shall have been occupied by tenants, then the Recognized Expenses shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses vary with occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

(e) By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses for the prior Lease Year showing the Allocated Share due from Tenant. If Landlord is unable to provide such statements by August 30, Landlord shall be deemed to waive its right to collect any such amounts as Additional Rent. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

(f) All Operating Expenses shall be charged at standard rates from the applicable service provider, with reduction on account of volume discounts or preferred vendor rates applicable to Landlord.

(g) If this Lease terminates other than at the end of a calendar year, Landlord’s annual estimate of Recognized Expenses shall be accepted by the parties as the actual Recognized Expenses for the year the Lease ends until Landlord provides Tenant with actual statements in accordance with subsection 6(e) above.

(h) Subject to the limitations set forth in Article 13, Tenant agrees to pay to Landlord on demand reasonable and actual attorney’s fees incurred in connection with the processing and documentation of any request for Landlord’s approval or consent in connection with assignment, subletting, change of ownership, or requests for non-disturbance agreements or Landlord and/or Lender waivers.

7. ELECTRICITY CHARGES.

(a) Landlord shall furnish or cause to be furnished to the Premises electricity as provided in Article 12. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) business days of receipt of Landlord’s billing statement therefor, all charges actual incurred by Landlord, or its agent, for electricity, (including, without limitation, the cost for taxes, fuel adjustment charges, transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electricity to the Building and service, meter reading and billing charges), without markup, such charges to be based upon Tenant’s consumption at the rate that would be charged to Tenant for direct service as measured by Landlord’s meter for the Premises. Landlord has been advised that the rate for electricity shall be the high tension rate and Landlord shall pass through to Tenant only the actual rate assessed. The aforesaid electricity charges shall commence upon delivery to Tenant of the Premises. For purposes of this Article 7, from time to time during the Term, Landlord may enter the Premises to install, maintain, replace or read meters for electricity and/or to evaluate Tenant’s consumption of and demand for electricity.

(b) Landlord has advised Tenant that presently the Philadelphia Electric Company (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider so long as the same does not adversely affect Tenant or its use of the premises or increase the cost charged to Tenant. Tenant shall reasonably cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery and conduits within the Premises so long as such access does not materially or unreasonably interfere with Tenant’s use of the premises. Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change or temporary failure, interference, disruption, or defect, through no fault of Landlord or its agents, employees or contractors, in the supply or character of the electric energy furnished to the Premises, or if, through no fault of Landlord or its agents, employees or contractors, the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is temporarily no longer available or suitable for Tenant’s requirements as long as Landlord proceeds with due diligence to correct such situation as promptly as possible. In any event, the provisions of Section 12(b) shall be applicable to such situation

8. SIGNS; USE OF PREMISES AND COMMON AREAS.

(a) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1 above as the Permitted Uses and for no other purpose, and Tenant shall be permitted to use such areas of the Building then available and in cooperation with other tenants as reasonably necessary to provide telecommunication and related services to and from the Premises.

(b) No machinery or equipment shall be permitted in the Premises that shall cause vibration, noise or disturbance beyond the Premises.

(c) Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises, which Premises entrance sign shall contain the names of all the Permitted Assignments or Sublets. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project. No tenant in the Building, other than retail tenants, will have nonstandard identification signage inside the Building.

(d) Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(e) Tenant shall not install in or for the Premises, without Landlord’s prior written approval, any equipment which requires more electric current than a typical office tenant.

(f) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

9. ENVIRONMENTAL MATTERS.

(a) Hazardous Substances.

(i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an “Applicable Environmental Law”).

(ii) Tenant may bring to and use at the Premises hazardous substances incidental to its normal business operations under the NAI Code referenced in article 1(m) above in the quantities reasonably required for Tenant’s normal business consistent with its occupancy pursuant to the Prior Leases and in accordance with Applicable Environmental Laws. Tenant shall store and handle such substances in strict accordance with Applicable Environmental Laws. From time to time promptly following a request to Landlord, Tenant shall provide Landlord with documents identifying the hazardous substances stored or used by Tenant on the Premises and describing the chemical properties of such substances and such other information reasonably requested by Landlord or Tenant. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all hazardous substances from the Premises and shall provide Landlord with an inspection report from an independent environmental engineer certifying that the Premises and the land surrounding the Premises are free of contamination from hazardous substances and hazardous wastes. The provisions of this paragraph shall be personal to Tenant and, in the event Tenant ceases to occupy the Premises, Landlord’s approval to store and use hazardous substances shall automatically terminate.

(iii) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s, consultant’s and expert’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Tenant’s storage and use of hazardous substances on the Premises including, without limitation, any and all costs incurred by Landlord because of any investigation of the Project or any cleanup, removal or restoration of the Project to remove or remediate hazardous or hazardous wastes deposited by Tenant. Without limitation of the foregoing, if Tenant, its officers, employees, agents, contractors, licensees or invitees cause contamination of the Premises by any hazardous substances, Tenant shall promptly at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to such contamination, or in the alternative take such other remedial steps as may be required by law or recommended by Landlord’s environmental consultant.

(b) NAI Numbers.

(i) Tenant represents and warrants that Tenant’s NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(j).

(ii) Except as provided in Article 9(a)(ii), Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “release” or “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises.

(iii) Tenant shall, at its expense, comply with all requirements of Applicable Environmental Laws pertaining thereto.

(iv) In addition, upon written notice of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Buildings. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably required by Landlord necessary for the receipt of approvals under Applicable Environmental Laws, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Article 9. Landlord agrees to reimburse Tenant for reasonable and actual legal fees incurred in complying with the foregoing obligation.

(c) Additional Terms.

(i) In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right all be deemed to be Additional Rent payable on demand and with interest at the Default Rate.

(ii) The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees (in the Premises).

(d) Survival. This Article 9 shall survive the expiration or sooner termination of this Lease.

10. TENANT’S ALTERATIONS.

Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Alterations shall be done at Tenant’s sole cost and expense. Landlord’s consent shall not be required for (i) the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building or (ii) minor work, including decorations, which does not require disturbance of any structural elements or systems (other than attachment thereto) within the Building and which costs in the aggregate less than $25,000. If no approval is required or if Landlord approves Tenant’s Alterations and agrees to permit Tenant’s contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of

$1,000,000.00 combined single limit, (b) statutory workman’s compensation insurance, and (c) employer’s liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration causes the aggregate of all Alterations to be in excess of $25,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors in states allowing for such waivers provided the cost of such alteration exceeds $25,000. Any approval by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant’s work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord’s mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant’s work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

All Alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property upon installation and shall remain on the Premises without compensation to Tenant and Tenant shall not be required to remove standard office Alterations. At Lease termination, all furniture, movable trade fixtures and equipment (excluding telephone, security and communication equipment system wiring and cabling) shall be removed by Tenant and shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within thirty (30) business days of Tenant’s receipt of an invoice therefor from Landlord.

11. CONSTRUCTION LIENS.

(a) Tenant will not suffer or permit any contractor’s, subcontractor’s or supplier’s lien (a “Construction Lien”) to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord’s costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

(b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

12. SERVICES.

(a) Landlord agrees that it shall provide or cause to be provided the following:

(i) HVAC. From and after the Commencement Date, in accordance with standards appropriate for a first-class office building, furnish heat, ventilation and air-conditioning to the Premises during Normal Business Hours, as defined in the following paragraph, subject to the following: (A) Heating and/or air-conditioning supplied to Tenant during times other than Normal Business Hours (“Off-Hours HVAC”) required by Tenant shall be supplied upon reasonable prior notice, and shall be paid for by Tenant as Additional Rent within 30 days after Tenant’s receipt of each bill therefore at the rate equal to Landlord’s actual incremental cost thereof (not including any amount for any increased wear and tear, and taking into accounting other simultaneous users of Off-Hours HVAC and the amounts required to be paid by them therefore, which amounts shall never be less, on a cost per hour of use basis, for any tenant in the Building than that charged to Tenant); (B) Landlord shall not be responsible for the failure of the heating or air-conditioning system to meet the aforesaid standards if such failure results from occupancy of the Premises by more than an average of one person for each 150 square feet of usable space or if Tenant uses equipment and the combined electrical load of Tenant’s equipment and Tenant’s lighting fixtures exceeds 3.5 watts per square foot of floor area in any one room or area; (C) In addition, if the Premises are used in a manner exceeding the aforementioned occupancy or electric load criteria, Tenant shall pay to Landlord as Additional Rent, within 15 days after Tenant’s receipt of each bill therefor, Landlord’s costs of supplying heating or air conditioning resulting from such excess, at such rates as Landlord shall establish therefor; (D) If, due to the use of the Premises in a manner exceeding the aforementioned occupancy or electrical load criteria or if Tenant has requested and installed a supplemental HVAC system, or due to the arrangement of partitioning or the distribution system within the Premises, impairment of normal operation of the heating or air-conditioning in the Premises results, necessitating changes in the heating or air-conditioning distribution system within the Premises, such changes may be made by Landlord upon request by Tenant, subject to the provisions of Article 12(b); Tenant shall pay to Landlord as Additional Rent the cost of any such change within 30 days after Tenant’s receipt of a bill therefor; (E) Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating and/or air-conditioning system provided same does not materially impact Tenant’s business; (F) The foregoing heating and air-conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be by law required to abide by. Tenant shall be responsible for all cleaning, maintenance, repairs and replacements of supplemental HVAC equipment and facilities.

(ii) Elevators. From and after the Commencement Date, provide passenger elevator service to the Premises during normal business hours (which shall be 7:30 a.m. to 8:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturdays excluding federally observed holidays “Normal Business Hours”)), with one elevator subject to call at all other times. Provide freight elevator service to the Premises subject to scheduling of elevators and loading docks. by Landlord.

(iii) Access. From and after the Commencement Date, furnish to Tenant’s employees and agents access to the Premises at all times, subject to compliance with such security measures as shall be from time to time in effect for the Building.

(iv) Janitorial. From and after the Commencement Date, provide to the Premises janitorial service for typical office use substantially in accordance with Exhibit “D”. Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord’s janitorial contractor at reasonably competitive rates and the cost and payment thereof shall be the sole responsibility of Tenant.

(v) Water. From and after the Commencement Date, provide water for drinking, and lavatory and toilet fixtures at the Building core and in the Premises.

(vi) Public Areas. From and after the Commencement Date, keep and maintain the public areas of the Building clean and in good working order, and the sidewalks adjoining the Building in good repair and reasonably free from accumulations of snow and ice.

(vii) Security. From and after the Commencement Date, provide a security program for the Building in accordance with the Standards.

(viii) Electricity. At Tenant’s cost as set forth in Article 7, from and after the Occupancy Date, furnish electric energy as required by Tenant for general light and power use in the Premises up to 6 watts per square foot of the Premises and the electric energy required by Tenant for distribution of the Building heating, ventilation and air-conditioning systems to the Premises, all subject to the following:

(a) Tenant agrees, to the extent (if any) in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become a metered customer of such public utility.

(b) Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. In the event that Tenant shall require electric energy for use in the Premises (exclusive of such electric energy as is required for distribution of the heating, ventilating and air-conditioning systems to the Premises) in excess of that to be provided as set forth above, and if, in Landlord’s sole judgment, Landlord’s facilities are inadequate for such additional requirements and if electric energy for such additional requirements is available to Landlord, Landlord, upon written request and at the cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders, switchboards and circuit panels as reasonably may be required to supply such additional requirements of Tenant, provided (x) that the same shall be permitted by applicable laws and insurance regulations, (y) that, in Landlord’s sole judgment, the same are necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants and (z) that Tenant, at Tenant’s expense, shall, concurrently with the making of such written request, execute and deliver to Landlord Tenant’s written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders, switchboards, and/or circuit panels, subject to Article 12(b).

(c) Tenant shall not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant’s sole and exclusive expense. At the expiration or earlier termination of the Term, Tenant shall pay Landlord’s cost of restoring such systems to their condition prior to such replacements, changes or additions. Without limiting the foregoing, no telecommunication carrier shall have the right to do any work for Tenant or use any space or facilities in the Building without Landlord’s prior written consent and such carrier, Landlord and Tenant entering into a License Agreement and Amendment to Lease in form and content acceptable to Landlord pursuant to which Landlord will permit access subject to its then current rates and procedures for use of equipment areas, risers and other facilities in the Building.

(b) If any of the services provided for in Article 12 or telecommunications (including equipment and personnel for any of the foregoing) are interrupted or stopped or if there is a defect in supply, character of, adequacy or quality of any of such services (collectively, a “Failure”), Landlord will use reasonable diligence to resume the service and correct the Failure; provided, however, no Failure of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such Failure), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord’s reasonable control, any of the services required to be provided by Landlord under Article 12 should become subject to a Failure and should remain subject to a Failure for a period in excess of 72 hours after notice of such Failure from Tenant to Landlord, and if such Failure should render all or any portion of the Premises untenantable so that Tenant is actually unable to use any or all of the Premises for the normal conduct of its business (“Untenantable”), then commencing upon the expiration of such 72 hour period, Tenant’s Rent will equitably abate in proportion to the portion of the Premises so rendered Untenantable for so long as such services remain subject to the Failure for such reasons. Without limiting those reasons for a Failure that may be beyond Landlord’s reasonable control, any such Failure due to the following will be deemed caused by a reason beyond Landlord’s control: (i) that is required in order to comply with any laws, ordinances or requests from governmental authorities; (ii) any casualty; (iii) an accident; (iv) an emergency; (v) shortages of labor or materials; or (vi) any other causes of any kind whatsoever that are beyond the control of Landlord, including, but not limited to: (A) lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas); (B) any cause outside the Building; (C) reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises); (D) disruption of mail and deliveries to the Building or the Premises resulting from a casualty; (E) disruptions of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or (F) blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to effect a Failure, as required by this Lease or by law, or as Landlord in good faith deems advisable, whenever and for so long as may be necessary, to make repairs, alterations, upgrades, changes, or for any other reason, to the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security, or other Building systems serving the Premises, or any other services required of Landlord under this Lease.

13. ASSIGNMENT AND SUBLETTING.

(a) Subject to the remaining subsections of Article 13, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 13(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

(b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises for the remainder of the Term and the same is not a Permitted Assignment or Sublet, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party’s business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within sixty (60) days next following Landlord’s receipt of Tenant’s notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises if Tenant is proposing to sublet or assign the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured. The parties acknowledge and agree that a Permitted Assignment or Sublet shall not trigger Landlord’s recapture right. A Permitted Assignment or Sublet is an assignment or sublet under Article 13 (i) and Article 13(j).

(c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord’s then-standard base building specifications, shall be performed by Landlord’s contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant’s Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

(d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord’s notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord’s prior written consent as aforesaid within five (5) months next following Landlord’s notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord’s consent to the proposed transaction, whereupon Landlord’s right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

For purposes of this Section 13(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) or Tenant is proposing to assign or sublease to an existing tenant of the Building; or (vi) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

(e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and

Tenant, with Landlord’s portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(f) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Notwithstanding the foregoing, in the event that Tenant is able to demonstrate to the reasonable satisfaction of Landlord that the proposed assignee has a financial net worth of $10,000,000 or more and sufficient to satisfy the monetary obligations of Tenant under this Lease in accordance with Landlord’s standard credit analysis applied to tenants generally and the proposed assignee has a reputation for meeting its contractual obligations, then Landlord agrees that it shall not unreasonably withhold or delay its consent to Tenant’s request that it be released from the liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant under this Lease upon any permitted assignment.

(g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 13 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

(h) Other than a Permitted Assignment or Sublet, in connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for non-disturbance agreements and Landlord’s or its lender’s waivers) in order to defer Landlord’s administrative expenses arising from such request, plus (ii) Landlord’s reasonable and actual attorneys’ fees not to exceed $1,000.

(i) Tenant may, after notice to, but without the consent of Landlord, assign this Lease or sublet a portion of the Premises to an affiliate (i.e., either a 50% or more ownership interest by the same parties owning 50% or more of Tenant’s ownership interest or another business entity which controls or is controlled by or is under common control with Tenant), parent or subsidiary entity of Tenant or to an entity to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged (“Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary entity shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to $10,000,000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

(j) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default at the time of such assignment or has previously defaulted (irrespective of the fact that Tenant cured such default) more than twice in connection with any of its monetary obligations under this Lease and such monetary defaults aggregate in excess of $500,000. Notwithstanding anything herein to the contrary, Landlord acknowledges that Tenant’s tenancy is predicated upon related entities, affiliates and/or customers of Tenant (“Permitted Occupants”) occupying the Premises either through an occupancy agreement or sublease. Provided any such Permitted Occupants does not occupy more than 75% of the Premises, in the aggregate, Landlord’s consent shall not be required hereunder for any occupancy with a Permitted Occupant and Landlord shall not be entitled to share any profit.

14. LANDLORD’S RIGHT OF ENTRY.

Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord’s rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises. Landlord will use overtime labor if necessary for such work at Landlord’s expense. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser and/or mortgagee. During the last year of the Term, Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective tenants.

15. REPAIRS AND MAINTENANCE.

(a) Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary by virtue of Tenant’s actions or neglect to keep and maintain such good order and condition. Tenant shall not replace lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself and shall advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

(b) Except as provided in subparagraph (a) of this article, Landlord shall make or cause to be made all repairs to the Premises and Building common area, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and serving the Premises (excluding repairs to any supplemental HVAC systems, kitchens, any non-Building standard fixtures or other improvements or any other portions of the Premises or fixtures, equipment and improvements therein requiring maintenance of a type or nature not customarily provided by Landlord to office tenants of the Building), and all repairs to exterior windows and glass (including caulking and weather stripping). Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair.

(c) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition.

(d) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, or contractor of Tenant shall be made by Landlord at the sole cost and expense of Tenant, payable on demand, except to the extent of insurance proceeds received by Landlord.

16. INSURANCE; SUBROGATION RIGHTS.

(a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

(b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property.

(c) All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-IX as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. The policy limits set forth herein shall be subject to periodic review (but not during the initial Term), and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

(d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.

(e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

17. INDEMNIFICATION.

(a) Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant’s improper use of the Premises, (ii) the improper conduct of Tenant’s business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant’s agents, contractors, or employees. Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation (related to activities described in the preceding sentence), and upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

(b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Landlord’s improper use of the Premises, (ii) the improper conduct of Landlord’s business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease, (v) any negligence or willful act of Landlord or any of Landlord’s agents, contractors, employees or invitees; and (vi) any claims related to injuries and/or property damage at the Project but outside of the Premises. Without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord’s refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

18. QUIET ENJOYMENT.

Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

19. FIRE DAMAGE.

(a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord’s reasonable control.

(b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord’s reasonable judgment (to be communicated to Tenant within thirty (30) days from the date of the casualty, failure to provide such notice shall be reason for Tenant to terminate this Lease, upon reasonable notice and Landlord’s opportunity to cure), the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant’s receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. Landlord shall no right to terminate this Lease unless it terminates all leases in the Building and elects not to rebuild.

(c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord’s fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord’s election as aforesaid.

(d) In the event Landlord has not completed restoration of the Premises within two hundred ten (210) days from the date of casualty, Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 210 day period unless, within thirty (30) days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy.

(e) In the event of damage or destruction to the Premises or any part thereof, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated including an additional forty-five (45) days after Landlord has substantially completed the restoration of the Premises.

20. SUBORDINATION; RIGHTS OF MORTGAGEE.

(a) This Lease is and shall be subject and subordinate at all times to the lien of any mortgage, deed of trust and/or other encumbrance now existing or hereafter placed by Landlord upon the Building and all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “Mortgage” and the holder thereof, a “Holder”), all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, at the request of any person who may acquire Landlord’s estate by foreclosure or transfer in lieu of foreclosure (a “Successor”), attorn to such person, and shall execute, acknowledge and deliver, upon demand by Landlord or any Holder or its assignee, but in no event later than ten (10) days after such demand, such further instruments evidencing such subordination, and such further instruments evidencing such attornment obligation, as shall be reasonably requested by such Holder or its assignee. Default by Tenant hereunder is not subject to notice and/or opportunity to cure.

(b) Anything contained in the foregoing provisions of this Article 20 to the contrary notwithstanding, any such Holder may at any time subordinate, in whole or in part, its Mortgage to the operation and effect of this Lease, without the necessity of obtaining Tenant’s consent thereto, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event, such Holder shall have the same rights with respect to this Lease as though this Lease were executed, delivered and recorded prior to the execution and delivery of such Mortgage.

(c) If Landlord is or becomes a tenant leasing the Building or the land upon which it stands, then Tenant agrees that Tenant’s possession shall be that of a subtenant and subordinate to the interest of Landlord’s lessor, its heirs, personal representatives, successors and assigns (such lessor and other persons being hereinafter collectively referred to as an “Overlessor”) without the necessity of any further action on the part of Tenant to effectuate such subordination, but notwithstanding the foregoing, if Landlord’s tenancy shall terminate either by expiration, forfeiture or otherwise, then, if the Overlessor shall so request, Tenant shall attorn to the Overlessor and recognize the Overlessor as Tenant’s landlord (and also a “Successor”) upon the terms and conditions of this Lease for the balance of the Term hereof and any extensions or renewals hereof. Tenant shall execute, acknowledge and deliver, upon demand by Landlord or any Overlessor, such further instruments evidencing such subordination of Tenant’s right, title and interest under this Lease to the interests of an Overlessor, and such further instruments of attornment, as shall be reasonably requested by such Overlessor. Notwithstanding anything herein to the contrary, if the Overlessor shall become the landlord hereunder and if Tenant is otherwise entitled to itself receive the Tenant Allowance set forth in Article 4 and such Tenant Allowance was not paid to Tenant, Tenant shall have the right to offset Rent by the remaining unpaid Tenant Allowance.

(d) Upon attornment, this Lease will continue in full force and effect as a direct lease between the Successor and Tenant upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease which is not continuing after foreclosure, (b) subject to any counterclaim defense or offset not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord, (c)

bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month’s Rent, unless such modification or prepayment shall have been approved in writing by the Holder or Overlessor (provided Tenant has express written notice of the existence of each Holder and/or Overlessor) through or by reason of which the Successor shall have succeeded to the rights of Landlord under this Lease, (d) obligated to perform any repairs or other work beyond Landlord’s obligations under this Lease, (e) liable for the payment of any security deposit unless the same has been delivered to Successor, (f) bound by any obligation to pay for services prior to foreclosure, or (g) responsible for any monies owed by Landlord to Tenant. Tenant agrees, upon request by and without cost to the Successor, to promptly execute and deliver to the Successor such instrument(s) as may be reasonably required to evidence such attornment. To the extent any Overlessor and/or Successor shall require Tenant’s written agreement to its attornment hereunder, such agreement shall contain such Overlessor’s and/or Successor’s covenant not to disturb Tenant’s occupancy. Attached hereto as Exhibit “F” is the standard form of subordination, non-disturbance and attornment agreement (“SNDA”) of the current Overlessor. Landlord agrees that it shall provide to Tenant an executed SNDA in the form as attached as Exhibit “E” within thirty (30) days of full execution of this Lease and if Tenant requests changes to such form then Landlord shall use reasonable efforts to provide to Tenant an executed SNDA as requested within sixty days of full execution of this Lease.

(e) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to any Holder or Overlessor notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Holder or Overlessor. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Holder or Overlessor; and Tenant further agrees that if Landlord shall fail to cure such default, the Holder or Overlessor shall have thirty (30) additional days (measured from the later of the date on which Landlord’s receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Holder or Overlessor is diligently pursuing the remedies necessary to effectuate the cure (including, but not limited to, foreclosure proceedings if necessary to effectuate the cure) but in no event more than an additional thirty (30) days; then Tenant shall not exercise any right or remedy as there may be arising because of Landlord’s default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Holder or Overlessor either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid

21. CONDEMNATION.

(a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

(b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant’s uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.

(c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

(d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant’s damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

22. ESTOPPEL CERTIFICATE.

Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying all information reasonably requested, including but not limited to, the following: that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the Commencement Date, the expiration date of this Lease, the square footage of the Premises, the rental rates applicable to the Premises, the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord’s interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

23. DEFAULT.

If:

(a) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a ten (10) day grace period from its receipt of such Landlord’s notice within which to pay such Rent without creating a default hereunder. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period,

(b) Tenant fails to bond over a construction or mechanics lien within the time period set forth in Article 11,

(c) Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

(d) Tenant makes any assignment for the benefit of creditors,

(e) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within ninety (90) days,

(f) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease,

(g) any attachment or execution against a substantial part of Tenant’s assets or of Tenant’s interests in this Lease remains unstayed or undismissed for a period of more than thirty (30) days, or

(h) a substantial part of Tenant’s assets or of Tenant’s interest in this Lease is taken by legal process in any action against Tenant,

then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

(a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of the Wall Street Journal Prime Rate. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant’s further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord’s termination of possession or termination of this Lease shall be applied by Landlord against Tenant’s obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

(b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant’s rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord’s damages and Tenant’s liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant’s property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord’s consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

(c) Tenant’s Continuing Obligations/Landlord’s Reletting Rights.

(i) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys’ fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

(ii) If Landlord either terminates Tenant’s right to possession without terminating this Lease or terminates this Lease and Tenant’s leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

(iii) Notwithstanding anything in this Lease to the contrary, in the event of a default under this Lease (including the filing of bankruptcy by or against Tenant), all personal property of Tenant at the Building, shall become Landlord’s property, shall constitute security of Tenant’s obligations under this Lease and shall not be removed by Tenant from the Building.

(d) Landlord’s Damages.

(i) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and

(B) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant’s property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

(C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

(ii) The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord’s subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

(iii) Landlord may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of consequential damages and all moneys due or to become due from Tenant under any of the provisions of this Lease.

(e) Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall have committed an Event of Default, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord’s incurring of costs or expenses.

Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(f) Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord, and upon at least fifteen (15) days prior written notice including which notice shall include the pleadings:

(i) WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

___________(INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

(g) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading “Money Rates” in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the “Default Rate”).

(h) Landlord’s Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

(i) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

(j) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant’s previous default.

(k) No Waiver by Tenant. No delay or forbearance by Tenant in exercising any right or remedy hereunder, or Tenant’s undertaking or performing any act or matter which is not expressly required to be undertaken by Tenant shall be construed, respectively, to be a waiver of Tenant’s rights or to represent any agreement by Tenant to undertake or perform such act or matter thereafter. Waiver by Tenant of any breach by Landlord of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Tenant) or failure by Tenant to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Tenant’s right to have any such covenant or condition duly performed or observed by Landlord, or of Tenant’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Tenant in respect of such breach or any subsequent breach. Tenant’s receipt and acceptance of any payment from Landlord which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Tenant to recover any payments then owing by Landlord which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Landlord’s previous default.

24. LANDLORD’S LIEN.

Intentionally Omitted.

25. LANDLORD’S REPRESENTATIONS AND WARRANTIES.

Landlord represents and warrants to Tenant that: (a) Landlord is the owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease and (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord.

26. SURRENDER.

Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During the first sixty (60) days beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within sixty (60) days of the termination date, Landlord may elect to automatically extend the Term for an additional month, with a Rent of two hundred percent (200%) the sum of the Fixed Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its legal costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.

27. RULES AND REGULATIONS.

Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “C” attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time reasonably promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant’s rights under this Lease and they are imposed on all tenants of the Building uniformly. Tenant’s right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within thirty (30) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall enforce same equally in a non-discriminatory manner.

28. GOVERNMENTAL REGULATIONS.

(a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project (“Laws”) Landlord shall be responsible for compliance with Laws with respect to all areas in the Project (except for the Premises (or any premises) resulting from Tenant’s (or any tenant’s) specific use and occupancy) and for any necessary structural and/or systems repairs generally serving the Building.

(b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant’s property therein or against Tenant’s leasehold estate.

(c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. ‘12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord’s Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

29. NOTICES.

(a) Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; and (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid in all such cases addressed to the parties at the addresses set forth in Article 1(l) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

30. BROKERS.

Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Article 1(l); and that otherwise no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

31. RIGHTS RESERVED BY LANDLORD.

(a) Landlord explicitly retains all rights, including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof except as otherwise expressly set forth herein, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for setoff or abatement of Rent or any other claim:

(i) To change the name or street address of the Building; to give the Project any name or names that Landlord may choose and to change such name(s) from time to time at Landlord’s sole discretion; Landlord may give a name to the Project without giving a separate name to the Building.

(ii) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

(iii) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable.

(iv) To furnish door keys or entry cards for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys or entry cards to all doors within and into the Premises. Tenant agrees not to change locks, and not to affix locks on doors without the prior written consent of the Landlord. Keys shall be supplied by Landlord at its cost. Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(v) To designate and approve all window coverings used in the Building.

(vi) To regulate delivery of supplies and the usage of the loading docks, receiving areas and freight elevators in a manner consistent with the Standards.

(vii) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at locations not unreasonably interfering with Tenant’s use and occupancy of the Premises.

(viii) To alter the layout, design and/or use of the Building in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained.

(ix) To have the exclusive use and control of: (a) roofs, (b) telephone, electrical and janitorial closets, (c) equipment rooms, Building risers or similar areas and facilities that are used by Landlord for the provision of Building services, (d) rights to the land and improvements below the floor of the Premises, (e) the improvements and air rights above the Premises, (f) the improvements and air rights outside the demising walls of the Premises, and (g) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, provided Tenant shall have access to such areas to the extent reasonably necessary (e.g. telecommunication cabling).

32. LANDLORD’S LIABILITY.

Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder, provided Landlord transfers any assets of Tenant (such as prepaid rent) to such successor. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

31. AUTHORITY.

Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

32. NO OFFER.

The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

33. RELOCATION.

Prior to the last two years of the Renewal Term (but not during the initial Term) and only once during the Renewal Term, Landlord, at its sole expense, on at least one hundred fifty (150) days’ prior written notice to Tenant (“Relocation Notice”) may require Tenant to move from the Premises to another suite of substantially comparable size and decor in the Building or in the Project (“New Premises”) in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in the Building. In the event of any such relocation, Landlord shall pay all the expenses of preparing and decorating the New Premises so that they will be substantially similar to the Premises and shall also pay the expenses of moving Tenant’s furniture and equipment to the New Premises as well as any other reasonable and necessary costs arising directly from the relocation. In the event the New Premises is larger than the Premises, the Fixed Rent payable by Tenant shall not increase, however, if the New Premises is smaller than the Premises, the Fixed Rent shall be recalculated based on the new square footage. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion.

Landlord shall advise Tenant in the Relocation Notice of the proposed New Premises. If Tenant, in its sole discretion, does not approve of the New Premises, for any reason, then Tenant shall have the right to terminate this Lease by sending written notice to Landlord within thirty (30) days of receipt of the Relocation Notice. Such termination shall be effective as of the date proposed by Landlord for such relocation in the Relocation Notice.

34. TENANT FINANCIAL INFORMATION.

Any time and from time to time during the Term but only after an Event of Default has occurred upon not less than thirty (30) days prior written request from Landlord, Tenant shall deliver to Landlord a current, accurate, complete and detailed balance sheet of Tenant (dated no more than thirty (30) days prior to such delivery), a profit and loss statement, a cash flow summary and all relevant accounting footnotes, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Tenant to be a fair and true presentation of Tenant’s current financial position. Landlord shall keep all information provided hereunder strictly confidential in the same manner as Landlord keeps its own confidential information.

35. MISCELLANEOUS PROVISIONS.

(a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 12 hereof.

(b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.

(c) Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

(d) Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

(e) Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

(f) Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant’s case, with the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

(g) Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

(h) Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

(i) Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period.

(j) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord’s mortgagee.

(k) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

(l) Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord.

(m) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

(n) No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

(o) Guaranty. Intentionally omitted.

(p) No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

(q) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond such party’s reasonable control, such party is unable to furnish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of such party’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle other party to any abatement or diminution of Fixed Rent, or relieve other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to other party, or injury to or interruption of other party’s business, or otherwise, unless otherwise specified herein.

36. WAIVER OF TRIAL BY JURY.

LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

37. CONSENT TO JURISDICTION.

Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery, Delaware and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania.

38. RENEWAL.

Subject to the existing right of Dechert LLC and Woodcock Washburn, as outlined below, and provided Tenant is neither in default at the time of exercise nor has Tenant ever been in default of any monetary obligations under this Lease aggregating in excess of $150,000, and Tenant or its Permitted Occupant(s) is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for one term of five (5) years beyond the end of the initial Term (“Renewal Term”). Tenant shall furnish written notice of intent to renew within sixty (60) days of receipt of written notice from Landlord that an existing tenant has waived its right to take the Premises, failing which, such renewal right shall be deemed waived; time being of the essence. In no event shall Landlord deliver its written notice prior to the last fifteen (15) months of the Term. The terms and conditions of this Lease during each Renewal Term shall remain unchanged except that the annual Fixed Rent for each Renewal Term shall be the greater of (i) the Fixed Rent for the term expiring, and (ii) 95% of Fair Market Rent (as such term is hereinafter defined). All factors regarding Additional Rent shall remain unchanged, and no Tenant Allowance shall be included in the absence of further agreement by the parties. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the 1 consecutive 5 year term hereinabove described. Landlord and Tenant shall execute an appropriate amendment to this Lease, in form and content satisfactory to each of them, memorializing the extension of the term hereof for the next ensuing Renewal Term.

For purposes of this Lease, “Fair Market Rent” shall mean the base rent, for comparable space, including all free or reduced rent periods, work letters, cash allowances, fit-out periods and other tenant inducement concessions however denominated except as hereinafter provided. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.

Landlord represents and warrants to the Tenant that (a) it has granted to Dechert, LLP or Woodcock Washburn LLC a right as of the fifth anniversary of Dechert’s rent commencement date to take the 17th floor of the Building of which the Premises is a part and (b) Dechert/ Woodcock is required to exercise its right twelve (12) months prior to such fifth anniversary.

39. KOIZ CONTINGENCY.

Tenant shall have the sole and exclusive right to terminate this Lease (the “Tenant Termination Right”) if, within thirty (30) days following Tenant’s receipt of the fully executed Lease (the “Qualification Outside Termination Date”), time being of the essence: (a) Tenant has not received one of either a (i) confirmation of modification letter or (ii) qualification confirmation letter, from the Commonwealth of Pennsylvania, Department of Community and Economic Development (“DCED”) stating that the date on which initial employment is measured shall be the date of Lease signing for purposes of eligibility for benefits under 73 P.S. § 820.307(b)(1) or (b) Tenant has not received one of either a (i) confirmation of modification letter or (ii) qualification confirmation letter, from DCED stating that (x) the gross revenue of Tenant for purposes of the capital investment test will be measured as the gross revenues of Tenant and (y) the tenant improvements provided by Landlord under this Lease shall be counted for purposes of fulfilling the capital investment made by Tenant for the Ten% capital investment test, each for purposes of eligibility for benefits under 73 P.S. §820.307(b)(2). Tenant shall use commercially reasonable efforts to pursue directly with DCED and to cooperate with Landlord in obtaining such modification / confirmation letters from the DCED. For purposes hereof Tenant shall mean Cohen Brothers, LLC and its subsidiaries listed on Schedule 39 attached hereto and they must all be considered together by the DCED as though they were one operating business or separately but all must be eligible for such benefits. Landlord agrees to cooperate in connection with any required or requested applications, letters or other correspondence related to the KOIZ to any state or local agency in connection with the KOIZ. It is understood that Tenant’s efforts in this regard shall include making application for qualification and for modification prior to 5:00 p.m. fifteen (15) business days following the date this Lease is fully executed and delivered, time being of the essence. Tenant’s exercise of the Tenant Termination Right shall be in writing and in order to be effective, shall be delivered to Landlord prior to 5:00 p.m. on the Qualification Outside Termination Date (provided such Qualification Outside Termination Date is a business day and if not, by 5:00 p.m. on the first business day following the Qualification Outside Termination Date). In the event Tenant exercises its Tenant Termination Right to terminate this Lease in accordance with the requirements of this Section, this Lease shall terminate and become null and void and of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

WITNESS:		LANDLORD:

BRANDYWINE CIRA, L.P.

		By:	Brandywine Cira LLC,
its general partner

By:
H. Jeffrey DeVuono
Senior Vice President

ATTEST:		TENANT:

COHEN BROTHERS, LLC

By:
Name:		Name:
Title:	Secretary	Title:

EXHIBIT “A”

SPACE PLAN

EXHIBIT “B”

Tenant:_________________________

Premises:_______________________

_______________________________

Square Footage:__________________

Suite Number:___________________

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the         day of                     , 2005, between BRANDYWINE CIRA L.P., a Delaware limited partnership, with an office at 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 (“Landlord”) and COHEN BROTHERS LLC, with its principal place of business at                      (“Tenant”), who entered into a lease dated for reference purposes as of                              , 200    , covering certain premises located at CIRA CENTRE, 2929 Arch Street, Philadelphia, PA. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The Parties to this Memorandum hereby agree that the date of                     , 200     is the “Commencement Date” of the Term, that the date                     , 200     is the Rent Commencement Date and the date                      is the expiration date of the Lease.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b) That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d) That there are no offsets or credits against rentals, and the $                     Security Deposit has been paid as provided in the Lease;

(e) That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

2. Landlord hereby confirms to Tenant that its Building Number is                      and its Lease Number is                     . This information must accompany each Rent check or wire payment.

3. Tenant’s Notice Address is:	Tenant’s Billing Address is:

Attn:	Attn:
Phone No.:	Phone No.:
Fax No.:	Fax No.:
E-mail:	E-mail:

4. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD: BRANDYWINE CIRA, L.P.
	By:	Brandywine Cira, LLC,
its general partner

By:

WITNESS:	TENANT:
COHEN BROTHERS, LLC

By:

EXHIBIT “C”

Subject to Section ____ of this Lease, Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Property(s), the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon all tenants. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations and review by the Tenant Council. It is understood these Rules and Regulations apply to both Tenant and Landlord.

1.	Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems best, but always in keeping with a Class A building.

2.	No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. Window coverings, such as shades, are specified by the Landlord and approved by Tenant. All other drapes, or window blinds, must be of a quality, type and design, color and attached in a manner reasonably approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.	Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, invitees shall have caused same.

5.	No tenant, except as permitted under its lease, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.	Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loudspeaker system or other sound/communication system, which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord, which should not be unreasonably withheld.

7.	No bicycles, skateboards or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building. Bicycles may be parked in garage areas provided by Amtrak.

8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.	No space in the Building, other than the cafeteria within a tenant’s premises and public restaurants within the buildings retail areas, shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.	No tenant may change the use of the premises without the prior written approval of Landlord.

11.	No tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading and roller-skating shall not be permitted in the Building or in the common areas of the project.

12.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

13.	Other than cafeterias and designated food prep areas/kitchens within the Tenant premises or restaurants in the buildings retail areas, no tenant shall place, install or operate on the Premises or in any part of the Property, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for: coffee machine, microwave oven, vending machines) or place or use in or about the Premises any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord or as provided in Tenant’s lease.

14.	No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, and parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

15.	Tenants are not to rekey or install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Landlord shall be in possession of duplicate keys to tenant premises. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises; either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

16.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

17.	Tenant shall not use the name of the Building, Landlord or Landlord’s Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its reasonable opinion, tends to impair the reputation of the Building or its desirability to reasonably prospective tenants as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

18.	Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $10.00 per card to replace. No person/company other than Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

19.	All deliveries by vendors, couriers, clients, employees or visitors to the Building that involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevators unless use of a passenger elevator is approved by Building Management. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver a Certificate of Insurance from tenant’s movers, which Certificate shall name Landlord as an additional insured as per attached Rider.

20.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material that violates any of these rules and regulations. All other deliveries (non-tractor trailer loads) are to be made at the Arch Street level service center between the hours of 6:00 a.m. to 7:00 p.m. These include and not limited to: food service deliveries, stationery and office supply deliveries, dead storage file pick-up and deliver, mail, package delivery, copy services and the like. Regularly occurring deliveries and their potential impact on the area will be managed by the Building Dock Master and Tenant Facilities Manager. Large deliveries requiring use of the B-1 level loading dock must be scheduled at least twenty-four (24) hours in advance with the Building Dock Master or as agreed to between Tenant and Landlord. Generally these deliveries may only be scheduled between the hours of 6:00 p.m. – 6:00 a.m. Monday – Friday or anytime Saturday before 12:00 noon. A security officer will be assigned to the loading dock area for the duration of the time at prevailing union rate. Minimum four (4) hours.

21.	Tenant must provide to Landlord’s Property Management Office, with no less than 48 hours notice of any scheduled service to the premises to the extent practical under the circumstances. Tenant must refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord requires that all agents of contractors/vendors sign in and out of the Building at all times and in accordance with the Building’s safety and security procedures. All contractors, vendors and agents of the Tenant must have a current Certificate of Insurance, as per the attached Rider, on file in the Property Management Office prior to the commencement of any work.

22.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

23.	Landlord requires that all persons entering or exiting the Building after 6:00 p.m. or before 7:00 a.m., Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

24.	No space within the Building, or in the common areas such as the garage or parking lot, may be used at any time for the purpose of lodging, sleeping, or for any illegal purposes.

25.	No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

26.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons, provided that tenant may allow its employees to undertake such activities in the Premises for such legal purposes as it may allow in its sole discretion. Each tenant shall reasonably cooperate to prevent same and may report any such incident to Landlord’s management.

27.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, freight elevator vestibules or other common areas of the Building.

28.	Except as otherwise in a lease, Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.

29.	Building standard window coverings must remain in place and be visible from the outside. Any other covering such as drapes shall be installed by tenant must be installed inside the Building’s standard window covering. They may not be visible from the exterior of the Building and must be cleaned by tenant at its own expense, at least once a year. This does not apply to the Building standard window coverings which will be maintained by the Landlord.

30.	No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord. In addition, material cannot be taped or fastened to doors, windows, or walls, which face the common areas. Single tenant floor uses do not apply.

31.	Tenant or Tenant’s employees, agents, subcontractors, invitees and visitors are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, or subcontractors.

33.	No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.	Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.	Tenant agrees that neither Tenant nor its employees, agents, subcontractors, invitees or visitors will interfere in any manner with the installation and/or maintenance of the Base Building heating, air conditioning, electrical distribution system, elevators and ventilation facilities and equipment. Maintenance to be completed after hours and to be scheduled with Tenant Facilities Manager.

36.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.	Landlord will not permit entrance to Tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord in connection with the performance of Landlord’s obligation hereunder. Pre-employment screening and bonding may be required.

38.	Tenant and its employees, agents, subcontractors, invitees and visitors shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.	Tenant and its employees, agents, subcontractors, invitees and visitors shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.	Move-In and Move-Out Procedures: Prior to any move-in/move-out, Tenant must notify the Property Management Office in writing of the date that the move will occur. Effort should be made to send this notice to the Property Management Office two (2) weeks prior to the move. Tenant shall indicate in the letter the name of the moving company, person(s) to be contacted, email address(s) and telephone number(s). Moves may only be scheduled between the hours of 6:00 p.m. – 6:00 a.m. Monday – Friday or anytime Saturday and Sunday or at times coordinated with Building Manager which may include weekday evenings.

41.	Loading Dock: At no time should the trash dumpsters or the entrance into the loading dock be blocked by a vehicle/truck. If at any time these areas are blocked, the vehicle/truck will be towed at vehicle owner’s expense. No parking of cars/trucks is permitted. The vehicle must be moved as soon as the shipment is taken off the truck or at the request of the security officer or building management staff. Hours of Operation: Cira Centre: 7:00 a.m. – 3:00 p.m. Monday/Friday or after hours as scheduled by Tenant Facilities Manager and Building Manager. For deliveries/use other than above times, 48 hours notice is required and there will be an overtime charge for security officer for minimum of four (4) hours.

42.	Certificate of Insurance Requirements: Current Certificates of Insurance must be on file at the Management office for any moving companies, vendors, contractors (including subs of general contractors) prior to start of project. Tenant shall procure & deliver a Certificate of Insurance from tenant’s contractors and sub-contractors, which Certificate shall name Landlord and any other names as required by the Landlord as additional insured. Attached are the requirements regarding Certificate of Insurance.

43.	Charges to Contractors: After hours response to any construction related emergencies, fire alarm zone bypassing or restoring or sprinkler system shut-downs – four (4) hour minimum at the current reasonable engineering overtime rate at the time of the occurrence which shall be charged to tenant unless emergency caused by Landlord.

44.	After-hours Emergency Phone Numbers: General contractor will provide building management with after hours emergency phone numbers, which includes contractor’s cell phone number. Building personnel emergency numbers are on file at the security console at Cira Centre and the security personnel will contact building personnel if deemed necessary.

45.	Parking Policy: Owner as part of the contract does not provide Parking. Parking is not permitted in the entrance courtyard at main entrance to Cira Centre. All violators will be towed at the vehicle owner’s expense. Passenger drop and pick-up is permitted. Vehicles may not be left unattended.

46.	Life Safety and Fire Alarm Systems: One calendar weeks notice must be given to Building Management for any work which involved the disabling of the systems.

47.	Construction/Alteration Procedures: Prior to starting any work that involves or affects any of the base building systems of the premises, Tenant must submit plans and specifications to Landlord for review in accordance with the terms of your lease.

Following review by building management, the Tenant will submit all plans and specifications to the appropriate authority having jurisdiction for review and approval. Written verification by Landlord that they have reviewed the documentation must accompany these submittals. Without prior review by Landlord, the local authority having jurisdiction will not review the project. Landlord will cooperate with tenant to provide signatures and authorization required in connection with any work approved by Landlord or otherwise permitted under a lease.

1. ONCE THE APPROPRIATE APPROVALS HAVE BEEN GRANTED BY THE AUTHORITIES AND PROOF OF IT SUBMITTED TO THE LANDLORD, THE WORK CAN BEGIN.

TENANTS MUST UTILIZE ONLY LANDLORD APPROVED CONTRACTORS NOT UNREASONABLY WITHHELD, TO PERFORM WORK WHICH INVOLVES OR AFFECTS ANY OF THE BUILDING SYSTEMS.

2. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN A LEASE, TENANT SHALL CONFORM WITH THE FOLLOWING:

•	All floor, ceiling deck and firewall penetrations need to be sealed with NFPA approved materials.

•	Core drilling should be scheduled 72 hours in advance.

•	All work must be in accordance with local codes and contractor must obtain all necessary permits prior to any work being performed and must furnish copies to Landlord’s management.

•	All work materials and activities must be kept within designated work areas.

•	If contractor does not clean the area at completion of each work period, Landlord will clean and charge the contractor accordingly.

•	All floor, ceiling deck and firewall penetrations need to be sealed with NFPA approved materials.

•

Unless otherwise specified in the approved plans, existing finishes in all areas affected by construction and/or demolition shall be restored by contractor by matching existing materials in color, finish and size. Building standard for ceiling tiles.

•	Spraying of polymers or staining of doors shall only be performed on weekends or between the hours of 8:00 p.m. and 3:00 a.m. in order to eliminate tenant exposure to strong odors.

•	All breakers, fuses and switches shall be marked and labeled to designate the equipment or areas served by circuit.

•	Construction personnel are not permitted to use any Landlord’s equipment or supplies.

•

Utility sinks are to be cleaned daily as used. At no time are paintbrushes to be cleaned in utility sinks using paint thinner. The contractor shall not dispose of thinner or any other chemical down any drain.

•

Areas not under construction, but affected by construction, including lobbies and corridors, are to be protected; floors and carpet are to be covered with protective non skid material; dust barriers shall be erected where necessary for added protection.

•	Contractor shall provide its own trash cans for empty bottles, cans, and food wrappings. These cans must be emptied at the end of each shift.

•

At end of construction, all building areas, including but not limited to, carpeted areas, bathrooms, janitor closets, mechanical rooms, elevators and electrical closets shall be returned to pre-existing conditions (except for contracted work). The contractor will be required to reimburse building management for thorough cleaning and repairs at the completion of the job, if such cleaning or repairs are deemed necessary as a result of the work in the sole discretion of building management.

•

Contractor shall attend all meetings reasonably requested by Landlord management. Contractor shall also be available to perform a thorough walk-through of the completed construction site as requested and will diligently correct any deficiencies noted during walk through. All as-built drawings and CADs will be provided to the Building Chief Engineer at completion of work

•	All demolished material, such as doors, doorframe, countertops, spools, etc. must be removed from the loading dock.

•	All contractors must abide by all rules and regulations as outlined in this document and not just specifically listed under contractor heading.

•	Meeting attendance by Management Staff at reasonable times.

Contractor Insurance Rider

1.	Contractor shall provide Owner with Certificate of Insurance evidencing such coverage prior to the commencement of any work. Said Certificate of Insurance shall contain a clause wherein the insurance company must agree to give Owner at least thirty (30) days prior written notice at Owner’s office, of any material change to, or cancellation of any of the coverage shown on the Certificate of Insurance.

2.	The insurance shall be written in the following amounts and shall be in the names of the Contractor, Owner, and Brandywine, et al as their interest may appear:

•	Comprehensive General Liability including Independent Contractors, Broad Form Contractual, Broad Form Property Damage, and Personal Injury.

•	No less than Three Million Dollars ($3,000,000) combined single limit for both bodily injury and property damage per occurrence.

•	Worker’s Compensation - Statutory including all states endorsement.

•	Motor Vehicle Liability (Covering all types of motorized equipment, whether owned or not).

Limit: $1,000,000 combined single limit

3.	The Contractor agrees to make reasonable and prompt restitution, by cash, replacement, or repairs, subject to Owner’s approval, for any damage for which he is liable.

4.	Contractor’s Insurance, outlined in #2 above, shall name as Additional Insured the following:

Brandywine Cira, L.P.

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

National Railroad Passenger Corporation

Also include description of work, building name & address

where work will be performed, and any special items.

Insuring against any and all demands whatsoever that may be made by the Tenant’s/Contractor’s employees or any other person for bodily injury or damage to property occasioned by or arising out of the performance of work under this contract by the Contractor or its subcontractors, or the employees or Owners of any of them.

Certificate Holder must read as follows:

Brandywine Realty Trust

Brandywine Cira, L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

If you have any questions, contact the Property Management Department at Brandywine Realty Trust. 610-325-5600

EXHIBIT “D”

Cleaning Specifications and Building

Shell And Core HVAC Maintenance

Daily

A.	Building And Tenant Areas

(a)	All desks and other furniture that are free of paperwork and other obstructions will be dusted with specially treated dust clothes.

(b)	All windowsills, chair rails, baseboards, moldings, partitions and picture frames that are less than six feet in height will be hand dusted and wiped clean.

(c)	All non-carpeted floors will be dust mopped with specially treated dust mops.

(d)	All bright metal work will be maintained and kept in a clean and polished condition.

(e)	All drinking fountains will be thoroughly cleaned and sanitized.

(f)	All stairways will be swept and stairways shall be policed daily to remove all debris. Walls, handrails and fixtures are to be spot cleaned and dusted. Lights, pipes and signage are to be dusted as necessary.

(g)	All elevators will be vacuumed and the interior of all cabs will be wiped clean and all metal hardware will be polished. This includes damp wipe, dust and/or thoroughly cleaning all exterior doors, cab walls, doorframes, indicator panels, tracts, plates and grooves.

(h)	Empty, clean and dust all wastepaper baskets, receptacles, etc. After emptying wastebaskets, reline with an approved liner as needed.

(i)	Remove all trash and wastepaper to areas designated by Management. Trash and waste paper to be separated and/or recycled in accordance with environment practices.

(j)	Vacuum all carpeted areas. This shall include all walk-off mats. In addition, the carpets are to be spot cleaned when necessary.

(k)	All tile floors will maintain a satin finish. Hard surface floor areas shall be maintained in a manner that consistently presents the appearance desired without visible evidence of traffic patterns. Particular attention shall be paid to edges to ensure a proper and dust free appearance. Any damage to hard surface floors resulting from improper care shall be the full responsibility of Contractor. Contractor shall provide the details of a program to maintain tile floors to insure consistent luster and remove all marks.

(l)	All glass surfaces, windows, doors and directory boards shall be spot-cleaned, using an approved glass cleaner, and all glass shall be left in a bright condition which is free of streaks and dust.

(m)	Wipe and clean all counters, tables, chairs and appliances in kitchen and coffee service areas.

(n)	Spot lean all glass at the building and tenant entrances.

(o)	Remove fingerprints, smudges and scuff marks from all horizontal and vertical surfaces.

B.	Lavatories

(a)	Floors are to be swept and washed using an approved antiseptic liquid detergent. Floors are to be machine scrubbed as needed but not less frequently than every quarter.

(b)	Refill all dispensers, empty trash, clean and sanitize all restroom fixtures. Wipe all counters, clean mirrors, wipe chrome and spot wipe partitions and ceramic tile walls.

(c)	Remove all wastepaper and refuse.

Weekly

(d)	Wash and refinish resilient floors in public areas. Strip, wax and polish the floors as needed.

(e)	Polish and buff all no wax resilient floors in tenant areas

(f)	Dust and damp wipe all lighting, louvers and ceiling grills.

(g)	Spot clean all interior partition glass windows and clean all interior glass entrance doors.

(h)	Wash all restroom partitions on both sides.

Quarterly

(i)	Dust and clean all vertical surfaces such as walls, partitions, doors, etc. that are not cleaned during the nightly cleaning process. To the height of 6 feet

(j)	Clean all window covering per manufacturers specification.

(k)	Dust the inside of elevator telephone cabinets.

(l)	Elevator and elevator lobby carpets shall be deep cleaned per manufacturer specifications.

EXHIBIT “E”

LANDLORD WORK LETTER

A. Landlord’s Work. Landlord shall cause the Building to be constructed in substantial accordance with the plans listed on Exhibit “E-1” hereto (the “Base Building Work”), as amended by changes to such plans as required by Landlord in its reasonable discretion but in such a manner as to preserve the size, shape, scope and primary design features, including, without limitation, the Standards, in Schedule “E-1”(“Landlord’s Plans”). Landlord’s Plans shall depict, with regard to the Premises, Landlord provided DX VAV system(s), primary ducts, fire stairways, elevator lobbies, restrooms, mechanical rooms, and telephone and equipment rooms. These items will be provided in accordance with applicable building codes.

Tenant will be required to cause its architect to coordinate Tenant’s interior design documentation with Landlord’s Base Building Work.

Landlord shall have the right, from time to time, to make changes to Landlord’s Plans; provided however, in the instance of any material revision or supplement to Landlord’s Plans which would require a material change in or result in a material increase in the cost of Tenant Work (as hereinafter defined), then such revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, delayed or conditioned and Landlord shall pay such increased cost. Tenant’s failure to approve such changes or to disapprove such changes with specific comment within ten (10) business days next following notice thereof from Landlord shall for all purposes constitute Tenant’s deemed approval of the revision or supplement to be implemented by Landlord. Landlord shall further share all revised plans with Tenant’s architect.

The work called for by Landlord’s Plans (“Landlord’s Work”) shall be deemed “substantially complete” when (i) the Building’s ground floor lobby, and public areas on the ground floor necessary for the Tenant’s occupancy, have been substantially completed as required by applicable code, (ii) to the extent required to serve the Premises and the public areas necessary for Tenant’s use and enjoyment of the Premises, the heating, ventilating and air conditioning, elevator and utility systems, including telephone trunk lines into the Building (but not including installation of telephones, computers, or security systems for the Premises), are installed and operating, (iii) the Building is weather tight and roofing installed, (iv) subject to Section F below (in regard to the issuance of certificates of occupancy where Landlord is not performing Tenant Work, in which event securing all required certificates of occupancy for the Premises shall be Tenant’s responsibility), Landlord shall have obtained at least a temporary certificate of occupancy for the Building and the Premises, and (v) Landlord’s architect shall have issued a certificate of substantial completion for Landlord’s Work. The “Substantial Completion Date,” as such term is used herein or in the Lease, shall be the date upon which the Work shall be substantially complete provided, however that in the event of any Tenant Delays or Change Order Delays, the “Substantial Completion Date” shall be the date upon which Landlord would have achieved substantial completion but for such Tenant Delays or Change Order Delays. In the event Building landscaping has not been completed by the Substantial Completion Date, Landlord shall complete such landscaping as soon as reasonably practicable taking into consideration planting seasons. In the event Landlord is able to obtain only temporary certificates of occupancy, Landlord agrees to obtain permanent certificates of occupancy as soon as reasonably practicable. The certification of Landlord’s architect that Landlord’s Work has been substantially completed shall be conclusive evidence of such completion and of the occurrence of the Substantial Completion Date.

B. Tenant Work. Landlord and Tenant each agree to use their best efforts to adhere to the following performance schedule:

Lease Signing:	6/22/05

Landlord Approval of Initial Space Plan:	6/29/05

Submission of Construction Drawings, including specifications	8/15/05

Copyright © 2004 Brandywine Realty Trust

Landlord Approval of Construction Drawings	8/30/05

Proposal Bids Received by Tenant:	10/01/05

Tenant Approval of Proposal Bids:	10/15/05

Commencement of Tenant Work by Landlord:	12/01/05

Substantial Completion of Tenant Work by Landlord:	3/15/06

Commencement Date of Lease:	4/01/06

Tenant shall provide to Landlord the foregoing plans and specifications on the dates set forth above (“Tenant Plans”). Any delay by Tenant in delivering the Tenant Plans as and when required hereunder shall, to the extent it delays the Substantial Completion Date, constitute a Tenant Delay. Tenant Plans shall be sufficient so long as Tenant Plans (a) are complete, finished and include detailed architectural, electrical, plumbing, fire protection, HVAC and engineering drawings including all necessary dimensions and specifications and all finish schedules; (b) are practicable and consistent with Landlord’s Plans, subject to standard construction industry tolerances and subject to reasonable as-built field conditions not specified on Landlord’s Plans, (c) involve construction within the Premises only and do not adversely affect or compromise any portion of the Building except for signage, and (d) do not require any special materials or design or changes in or of the Building which is not then already set forth in Landlord’s Plans or in Landlord’s judgment cannot be accommodated without additional expense or delay. Tenant’s submission of Tenant Plans to Landlord shall be deemed approval thereof by Tenant. Such submission shall contain one complete electronic media (CAD) copy (said CAD copy to contain Premises plans only), four blue-line or black-line prints and one reproducible copy of each page. Tenant shall be solely responsible for the completeness and compliance of Tenant Plans with all applicable laws, codes and regulations, including without implied limitation, ADA, and all state and municipal permitting requirements. Landlord shall review Tenant Plans and respond to Tenant within fifteen (15) days after submission, and should Landlord elect to have Tenant Plans reviewed by Landlord’s architects and engineers, Landlord shall bear the reasonable expense of such review. Review and approval of Tenant Plans by Landlord (and its professionals, as aforesaid) shall in no instance be deemed or constitute a representation, warranty or confirmation by Landlord or by its professionals of any kind regarding the completeness of Tenant Plans or conformance therewith with applicable laws, codes or regulations, or permitting requirements, or with the requirements of Landlord’s Plans, or the adequacy of Tenant’s specifications or design, but rather Landlord’s review (and review by Landlord’s professionals) is for the protection of Landlord only; provided, however, that Landlord shall use reasonable efforts to advise Tenant if such review indicates that Tenant Plans violate or fail to satisfy any requirements of Landlord’s Work or any laws, codes, regulations or permitting requirements of which Landlord is aware. If Tenant Plans are not sufficient, as above set forth, Landlord shall notify Tenant of the insufficiency and Tenant shall cause such insufficiency to be remedied and the remedy shall be incorporated into Tenant Plans by Tenant at Tenant’s expense and resubmitted to Landlord, and the time involved in Tenant’s revision and resubmission of Tenant Plans shall to the extent it delays the Substantial Completion Date constitute a Tenant Delay; it being further understood that the foregoing shall not diminish the effect of any intervening Change Order Delay. If Landlord reasonably determines that Tenant Plans are still not sufficient after Landlord’s review and Tenant’s resubmission, then the approval process described above will be repeated; provided, however, that Landlord agrees to review Tenant’s resubmission(s) as promptly as is reasonably practicable but in no event greater than five (5) business days. Tenant shall make no material changes to Tenant Plans after Landlord’s approval thereof without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and which changes shall be requested and implemented, if at all, only in accordance with the procedures set forth below. Any delay in substantial completion of the construction set forth on Tenant Plans (“Tenant Work”) or in Landlord’s Work resulting from such changes or from an election by Tenant to incorporate special materials or designs in Tenant Plans shall be deemed to be a Tenant Delay and shall have the consequences herein set forth. Landlord shall notify Tenant as quickly as reasonably practicable after receipt of any changes to Tenant Plans if Landlord anticipates that the proposed changes will delay substantial completion of construction.

Copyright © 2004 Brandywine Realty Trust

C. Construction of Tenant Work.

On or before the date which is thirty (30) days next following Landlord’s approval of Tenant Plans as provided in Section B above, Landlord shall obtain and deliver to Tenant a cost proposal for the construction of Tenant Work from Landlord’s Contractor (the “Tenant Cost Proposal”). Landlord shall, at Tenant’s request, solicit bids from three (3) general contractors pre-approved by Landlord and Tenant, at least one of which shall be the Base Building contractor, Turner SPD, during such thirty (30) day period. The pre-approved general contractors shall be Intech, D’Lauro & Rodgers, Clemens Construction, Turner, Kay Construction, Commercial Construction Inc. and Lakash Contractor. At Landlord’s option, Tenant shall be required to use the engineering services of either Engineering Services of Clive Samuels or PHYY. Tenant shall have fifteen (15) days from its receipt of the Tenant Cost Proposal (the “Cost Review Period”) to review and approve in writing the Tenant Cost Proposal. Any delay in Tenant’s approval of the Tenant Cost Proposal beyond the Cost Review Period shall, to the extent the same results in a delay in the Substantial Completion Date, constitute a Tenant Delay. Upon completion of the Cost Review Period, Tenant shall notify Landlord which of Landlord’s contractors will perform the Tenant Work.

If Tenant shall approve the Tenant Cost Proposal as and when herein provided, Landlord shall contract with Landlord’s Contractor for the construction of the Tenant Work in accordance with the Tenant Cost Proposal, and Landlord will administer such construction, without additional charge by Landlord for Landlord’s administration services. Landlord shall endeavor to cause Landlord’s Contractor to reasonably consult with Tenant in the selection by Landlord’s Contractor of subcontractors for Tenant Work; provided, however, that Landlord’s Contractor shall at all times retain the right to make the final selection of which subcontractors shall be engaged for the Tenant Work project subject to the right of Tenant to reasonably reject a particular subcontractor.

Upon Substantial Completion, Tenant covenants and agrees to pay within ten (10) days next following invoicing (and in any event within thirty (30) days after taking occupancy), for all costs and expenses associated with Tenant Work in excess of the Tenant Allowance. Any amounts not paid by Tenant within ten (10) days next following invoicing shall accrue interest at the Default Rate from the date due until the date paid in full by Tenant.

If Tenant deems any changes, additions or alterations in the Tenant Plans necessary or desirable, Tenant shall submit such proposed changes, additions or alterations to Landlord in writing. As promptly as is reasonably practicable upon receipt of such proposed changes, additions or alterations, Landlord shall provide Tenant with the following: (i) the estimated cost to Tenant, if any, of the proposed changes, additions or alterations, and (ii) an estimate of the delay, if any, in the estimated Substantial Completion Date which will result from the installation of the proposed changes, additions or alterations. If Landlord reasonably anticipates any delay in the prosecution of either or both Landlord’s Work and Tenant Work during such time as Landlord is evaluating Tenant’s proposed changes, additions or alterations, or as a result of Landlord’s evaluation thereof, Landlord shall advise Tenant of the same, and unless Tenant shall immediately instruct Landlord to disregard Tenant’s request, then any such period of delay encountered in Landlord’s review of Tenant’s requested changes, additions or alterations shall (the remaining provisions of this Work Letter notwithstanding) to the extent the same results in a delay in the Substantial Completion Date, constitute a Tenant Delay, regardless of whether Tenant and Landlord shall subsequently execute a written change order implementing such changes, additions and alterations.

Within fifteen (15) days next following Landlord’s request therefor after Tenant shall have submitted to Landlord its request to make such proposed changes, additions and alterations, Tenant shall provide to Landlord such further information as may be requested by Landlord in its evaluation of Tenant’s request, and within fifteen (15) days after receipt from Landlord of Landlord’s estimate of cost and estimate of delay (as provided at clauses (i) and (ii) in the preceding paragraph), Tenant shall notify Landlord in writing which, if any, of the proposed changes Landlord is authorized to make, and any delay by Tenant in delivering such notice and executing a written change order (to the extent Tenant determines to make such changes) within such period shall constitute a Tenant Delay. Landlord shall not be bound to effect any such changes in the absence of a change order signed by Landlord and by Tenant confirming the foregoing cost and delay information. In the event Tenant shall fail to provide to Landlord any additional information requested by Landlord in its evaluation of any proposed changes, additions or alterations within the aforesaid fifteen (15) days, then the time interval between the end of

Copyright © 2004 Brandywine Realty Trust

such fifteen (15) days and the day on which Landlord actually receives such information shall be deemed to the extent the same results in delay as in the Substantial Completion Date to be a further Tenant Delay.

Anything herein contained to the contrary notwithstanding, the parties acknowledge and agree that the process of reviewing change order requests is time consuming and costly, regardless of whether the changes contemplated are ultimately implemented. Landlord discourages Tenant from the practice of requesting that Landlord consider immaterial or “frivolous” changes or that Landlord price out and estimate the possible delay associated with a broad range of possible changes, alterations and additions, and in each such instance Tenant is strongly encouraged to narrow the scope of its proposal to a finite number of “alternatives” acceptable to Tenant and therefore the time and expense associated with Landlord’s review of the same. Tenant is advised that excessive use of the change order process may result in additional Tenant Delays.

Tenant Delays arising under Section C of this Work letter in regard to proposed changes, additions or alterations in Tenant Work are sometimes herein or in the Lease referred to as “Change Order Delays.”

D. Job Meetings. Representatives of Tenant and Tenant’s architect shall be permitted to attend all job meetings during the course of construction of Tenant Work. Tenant’s initial construction representative will be [                    ] (Telephone: [                    ] Facsimile: [                    ]; e-mail:                  @                        .com)

E. Tenant Delay. Notwithstanding any provision herein or in the Lease to the contrary, the Landlord Delivery Date for Landlord’s Work and the Substantial Completion Date for Landlord’s Work and Tenant Work shall in no event be delayed or extended by any “Tenant Delay” or Change Order Delay, and each such date (as applicable) shall be deemed to have occurred on the day that each such date (as applicable) would have occurred but for any intervening Tenant Delay or Change Order Delay. “Tenant Delay” shall mean and include but not be limited to delays not resulting from Landlord Delays or force majeure resulting from changes, revisions or supplements to the scope of Landlord’s Work or Tenant Work requested by Tenant after approval of Tenant’s Plans; Tenant’s failure to provide, to the extent required by this Lease, information, materials, documents, plans or specifications, or to furnish Tenant’s cooperation as required by this Lease in connection with Landlord’s Work or Tenant Work within the required time periods under this Lease, including Tenant’s initial submission of Tenant Plans; delays in the preparation, finalization or approval of the Tenant Plans caused by Tenant or its architect, contractors, authorized representative, agents or employees to the extent set forth in Section C; delays caused by modifications, revisions or changes to Tenant Plans caused or required by Tenant or its architect, contractors, authorized representative, agents or employees, or by any state or municipal authority (including, without limitation, modifications, revisions or changes required to Tenant Plans or Landlord’s Plans upon presentation of Tenant Plans (or revisions thereto) for permitting to the extent set forth in Section C; delays in the delivery or installation of any special, long-lead or non-standard items specified by Tenant beyond that which is a reasonably anticipated time Tenant Plans are approved; or any other delay caused by Tenant or its architect, contractors, representatives, agents or employees which is not due to force majeure or Landlord Delays, as hereinafter defined. Notwithstanding anything in this Section G to the contrary, with regard to those Tenant Delays which, pursuant to the express provisions of this Work Letter, shall not be assessed or be deemed to have occurred in the absence of Landlord’s notice, Landlord agrees to furnish such notice after Landlord shall have actual knowledge of the facts or circumstances giving rise thereto; the parties agreeing that such notice may be delivered telephonically or by facsimile transmission to Tenant’s representative. In the event any Tenant Delay or Change Order Delay shall occur, substantial completion of the Landlord’s Work and Tenant Work shall be deemed to have occurred on the date on which substantial completion thereof would have occurred, but for the Tenant Delays and Change Order Delays. The term “Landlord Delay,” as used herein, means any delay in the completion of Tenant’s Plans, construction of the Building, or in preparation of the Premises for occupancy, caused by any act or omission of Landlord, including, without limitation, the following:

a. Landlord’s failure to review, approve or submit in a timely manner the any plans submitted by Tenant.

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b. Delay caused by major or extensive revisions to the Tenant Plans requested by Landlord arising form circumstances other than circumstances beyond the control of Landlord or unforeseen at the time of the preparation of Tenant’s space plans.

c. Delay in the preparation of Tenant Plans or in the commencement of construction resulting from Landlord’s failure to approve such Tenant Plans (for reasons other than the failure of such documentation to conform to this Lease or to the plans for the Building previously disclosed to Tenant before preparation of Tenant Plans).

d. The non-performance of any work or activity required to be performed by Landlord or any of its employees, agents or separate contractors except by reason of force majeure or Tenant Delay.

e. Any other default, omission or delay of Landlord, its employees, agents or representatives except by reason of Tenant Delay or Force Majeure.

Copyright © 2004 Brandywine Realty Trust

SCHEDULE E-1

BASE BUILDING SPECIFICATIONS- 28 Story (730,682 RSF)

Arch and 30th Streets

Philadelphia PA 19104

November 2003

THE LANDLORD AT ITS SOLE COST EXCEPT SHALL PROVIDE THE FOLLOWING WORK UNLESS IDENTIFIED AS TENANT WORK OR PART OF TENANT ALLOWANCE.

1.	Construction Specifications

The plans and specifications shall be prepared by licensed engineers and registered architects. The building design is will be based on occupancy type business use Group “B” and construction type 1B and shall conform to the BOCA National Building Code, ADA, local and municipal codes, and state requirements. The plans will be submitted to, and approved by, the Municipal Building Department.

2.	Design Criteria

Gross Building Area:	780,628 +\- Square Feet

Rentable Building Area:	730,682 +\- Square Feet

Number of Stories:	Twenty-eight (28) story high-rise.

Bldg. Height:	436’ approximately 13’-0”+\- from slab to slab.

Interior Ceiling Heights:	Office = 9’0” (Higher ceilings in some locations are possible based on system design.)

Bay Size:	Vary – 30’-0” x 42’-6”

Building transmission coefficients:	Exterior wall U Value 0.075. Roof U Value 0.05. Glass U Value 0.32.

3.	Floor Composition

A.	Basement: This floor is comprised of three (3) bay loading docks adequate for full-sized semi-trailers, one (1) trash compactor location, main building electrical/mechanical areas and building support rooms. Freight elevator service is supplied to this floor.

Basement Level also contains storage space and space for a health club.

B.	Lobby: The main entrance lobby, retail, restaurant and limited mechanical areas are located at on this floor. Mail room and parcel delivery entrance located of Arch Street. Passenger and freight elevators service this area along with service from this floor via the two escalators to the second floor. The finishes contained in the area are illustrated in Section 14, “Interior Materials and Finishes”, of this document.

C.

Second Floor: This floor includes the second level of the three (3) story main entrance lobby, proposed conference center lobby and its’ conference areas as well as the Connector Bridge to 30th Street Station. Passenger and freight elevators service this area along with service to this floor on two (2) escalators emanating from the lobby level. “European” style core area bathrooms are included on this floor.

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D.	Third Floor: The third floor contains the third level of three-story lobby, open floor plan appropriate for additional conference room areas or office layout. Passenger and freight elevators service this level. “European” style core area bathrooms are included on this floor.

E.	Fourth through Twenty-eighth Floors: The floors will contain open area office, core area mechanical, electrical, telephone rooms and independent “European” ladies and men’s restrooms. Passenger and freight elevators service each of these floors.

4.	Site Work

Site and utility service will be engineered as specified by Pennoni Associates, Inc. Landscaping will be provided in a streetscape with trees, plantings, annual flowers, and other attractive features.

Architectural landscaped drop-off area to be provided at main entry along Arch Street.

This main entrance plaza will include decorative pavers, lighting and landscaping in keeping with a first class building.

5.	Concrete

The concrete footing design will be determined by load requirements and Code requirements and verified by a licensed engineer. All foundations concrete will be 4,000-PSI minimum.

Above grade slabs will be comprised of 3.25” light weight concrete on 2” galvanized metal deck.

6.	Structural System

A.	Structure: The structural system will consist of columns and girders from rolled steel sections. Expansion joints will be provided as required in slab, wall and roof.

B.	Loading:

1)	Each floor will be designed to accommodate an average load of 80 pounds per square foot of floor area, defined as 60 lbs. live and 20 lbs. dead.

2)	Areas of limited size may be reinforced to support loads in addition to standard design, but only at Tenant’s expense and with Landlord’s approval. Tenant’s engineer will advise Tenant as to the permissibility of any such above standard loading and will specify such additional loading as may be required.

C.	Floor Penetrations: With adequate written notice from Tenant, design of the building may modified to accommodate penetrations of the floor structure and removal of portions of the floor structures to allow for the installation of such improvements as stairways and dumbwaiters in limited areas, but only at Tenant’s expense. Landlord’s engineer will advise as to the permissibility of any such opening and will specify any additional reinforcing of the structure required to accommodate such opening.

7.	Conveying System

A.	Passenger Elevators: Elevators will be traction type complete with operational systems, handicap accessible, with architectural cab finishes. Inside dimensions for cabs will be 7’-0” W X 5’-6” D with a dimension of 9’-0” from finish floor to bottom of ceiling grid. Bi-parting doors, in brushed stainless steel will be provided at lobby level with baked enamel finish at typical floors. Ceiling to be stainless steel with architectural lighting. Fourteen (14) passenger elevators will be provided.

The Low-rise bank consists of four (4) elevators, 3000 lb capacity (500 FPM) servicing the lobby through floor 9. The Mid-rise bank consists of five (5) elevators, 3000 lb. (700 FPM), servicing floors 9 thru 18. The High-rise bank consists of (five) 5 elevators, 3000 lbs. (1000 FPM). The transfer floors are floor 9 and floor 18.

Copyright © 2004 Brandywine Realty Trust

B.	Freight Elevator: Two (2) dedicated service elevators to be provided. This elevator to service basement levels through the 31st floor. The freight elevators will be rated at 700 FPM with 3,000 pounds and 4,500 pounds capacity.

C.	Escalators: Two (2) escalators will be installed to provide access from the lobby level to the second floor.

D.	Teledynamics Mail/Package Delivery System: The delivery system will include the equipment and consists of a separate shaft dedicated to a mail delivery system containing a dual monorail track with three (3) cross overs rising through the building. There will be a shaft access door as well as fire rated shutter from which Tenant may install tenant mail distribution station at each floor. Design will accommodate up to 35 lbs. of contents at a transit speed of ninety (90) feet per minute.

8.	Exterior Building Envelope

The exterior walls and roof of the building will be constructed of a stainless steel or anodized frame curtain wall system. Special corners and custom designed profiles give the building its angular profiles. The window system will be a structurally glazed system fabricated by an internationally recognized manufacturer.

The system will be glazed with high performance semi-reflective silver 1 1/16” thick insulated glass. Vision lites to be 5’-0” wide by 6’-6” high. The spandrel assembly to be comprised of 1 1/16” insulated high performance glass installed in a custom shadow box configuration. All glass will provide a “U” factor of 0.32 with a shading co-efficiency of 0.36.

In some areas of the roof, factory finished perforated metal panels or louvers will be utilized.

The building’s main entrance will be protected by an architectural canopy constructed from similar materials found in the building curtain wall system. Lobby elevations at the drop-off area and Arch Street will be comprised of 1 1/16” insulated vision glass spanning all three (3) stories of the main lobby.

Entrance doors to include medium stile panels matching the curtain wall system and stainless steel revolving doors.

9.	Plumbing

A.	Design Criteria: A complete plumbing system properly sized for sewer and water will be furnished. Both sewer and water will be connected to the municipal system. Both sewer and water will be distributed to the toilet rooms in the core.

The plumbing system will meet the Philadelphia Plumbing Code including provisions for the handicapped.

B.	Equipment: Plumbing equipment will be provided as per the following requirements:

1)	Provide domestic water system and provide a minimum of 25 psi at each plumbing fixture with water velocities not exceeding 8 feet per second for quiet operation.

2)	Insulation will be on all domestic installed water piping and hot water heaters.

3)	Water coolers shall be 2-level self-contained electric, stainless steel bowl meeting ADA requirements.

4)	Local electric hot water heaters installed generally on every third tenant floor shall provide hot water at 110 degrees F for restrooms.

5)	Internal downspouts shall be provided for all roof areas discharged to the storm sewer system. All horizontal downspouts lines shall be insulated.

6)	All plumbing fixtures shall be vitreous china, commercial quality. Water closets and urinals shall be flush valve type, siphon jet, wall hung. Lavatories shall be vitreous china under-counter mounted, furnished with vanity tops. All lavatory trim shall meet ADA and water conservation requirements.

Copyright © 2004 Brandywine Realty Trust

7)	Domestic hot and cold water shall be provided to rest room facilities. All cold and hot water piping will be insulated.

8)	Provisions for wet columns consisting of a valved cold-water outlet and capped sanitary and vent connections shall be provided at two locations on each tenant floor at column lines C-3 and C-7.

10.	Fire Sprinkler System

System Design Criteria:

1)	System will meet all requirements per applicable codes. Fire department hose valve connections will be provided in each stair tower on all floors.

2)	Sprinkler system loop branch distribution piping, drops and heads, in accordance with light hazard provisions for office areas and in accordance with ordinary hazard provisions for mechanical equipment rooms and storage areas. Upright heads will be provided in areas without ceilings. Further modification to be provided by tenant to meet its revised layout requirements.

3)	Sprinkler system loop will be fed from two (2) separate standpipe risers located in each stair tower. Additionally a 4,500 gal. fire reserve has been provided in each house tank (total – 9,000 gal.) as a secondary water supply.

11.	Heating, Ventilating, & Air Conditioning

A.	System Design Criteria: The heating, ventilating and air-conditioning (“HVAC”) system will be designed to maintain conditions pursuant to codes and standards complying with the requirements of Philadelphia Building Code, NFPA, ASHRAE, SMACNA, and all local codes having jurisdiction. It is further defined by the following conditions:

1)	Maximum population – One (1) person per 125 usable square foot in any room or space.

2)	Maximum total lighting and office machine connected electrical load: 5 watts per usable square foot of heat gain for power and lighting (2 watts for lighting and 3 watts for power). If additional power requirements are necessary, they should specifically noted and accommodations will be made at Tenant’s expense.

3)	20 cfm/person of outside air.

4)	Solar and transmission loads.

5)	Design conditions are as follows:

	Winter	Summer
Outdoor	0 degrees F db	/ 93 degrees F db/75 degrees F wb
Indoor*	72 ± 2° degrees F db	/ 75 ±2° degrees F db/50% relative humidity

*	No humidification will be introduced into the air systems during the winter season.

Copyright © 2004 Brandywine Realty Trust

B.	Above-Standard Usage: If Tenant plans designate any special-purpose areas such as conference rooms, dining rooms, auditoriums or computer rooms in which population, equipment or lighting result in heating or cooling loads which will require additional secondary condenser water, ductwork or equipment in order to meet the building heating or cooling or ventilation criteria, such additional work and design will be at Tenant’s expense.

C.	Central Equipment: Central equipment will have sufficient capacity to enable all office areas to be heated and air conditioned in accordance with ASHRAE standards and all applicable codes. AC units in conjunction with the construction of the fan room walls and entry doorways into the fan rooms have been selected to limit the maximum NC immediately outside the fan room (within 10 feet) to NC-40. Storage rooms, mechanical rooms and closets will remain unconditioned. The general capacity of the HVAC system is approximately 96 TR per floor. Additional condenser water capacity (via capped valved outlets on each floor) sized for 3 watts per usable square foot of supplemental HVAC equipment will be provided. (Extension of piping and equipment would be part of Tenant’s future fit out.)

D.	System Layout: Landlord will purchase and install all required central equipment and outside air duct system. There will be one (1) all air, self-contained water-cooled direct expansion (DX) variable volume A/C unit complete with water-economizing coil, high-efficiency filters and high-efficiency variable speed motor drive per floor. Each floor has its own A/C controls and can operate independently. A/C units will provide low temperature (49°F.) air supply for use with fan powered boxes. Landlord’s responsibility shall terminate at the core wall. Fourteen (14) non-ducted fan powered boxes with electric heating coils will be provided on each floor by Landlord, evenly distributed across perimeter zone. Installation of medium pressure ductwork, fan powered VAV boxes, electric heating coils, thermostats and air distribution “down stream” of the Fan Room stub-outs will be part of Tenant work.

E.	Ventilation: Ventilation will be provided at 20 CFM per person, restrooms at 2.0 CFM per square foot of exhaust air, supplied by a combination of 1.0 CFM per square foot of conditioned air and transfer air. Exhaust air shall be directly to the building exterior, minimum of 75 CFM/water closet or urinal.

F.	Floor Purging and Floor Exhaust: In addition to the minimum outside air connection into each local floor Fan Room, a maximum outside air connection will also be provided for 100% outside air purging of floors on a scheduled basis through the Building Management System. Smoke exhaust risers located within the core will provide a means of smoke removal from each floor via fan and damper operation at a minimum rate of six (6) air changes per hour.

G.	Heating: The building will be heated by forced hot air from Tenant provided fan-powered boxes with electric heating coils located above the hung ceiling.

12.	Electric

Electrical Design Criteria

Main Service: Power to the building will be via high-tension service provided in a dual feed configuration from two separate substations. PECO will supply this service. Primary electric service feeds will be provided via ductbanks to the building, with transformation equipment located on site to derive the secondary distribution voltage of 480/277 volt

General Office Floor Distribution: General office floor distribution will be derived from a vertical bus duct system. Electrical riser capacity available to the Tenant will be 6 watts (demand) per usable s.f. including 2 watts per usable s.f. for lighting and 4 watts per usable s.f. for equipment power. Additional service and distribution capacity can be made available. Two (2) electrical closets and two (2) telephone closets will be provided on each floor. All tenant transformers, panels and circuit breakers are part of tenant fitout

Copyright © 2004 Brandywine Realty Trust

Emergency Generator: Base building back up to be provided through landlord provided diesel emergency generator. Generator to service all building life safety systems (stair and exit lighting, elevator, smoke exhaust, fire pump, fire alarm system, etc.) in the event of loss of normal power. All work will be installed as per the National Electric Code. Stair exit and egress lighting to include local battery backup.

Fire Alarm System: Landlord will provide a fire alarm system including a central command center, pull stations, voice communication systems, area and duct detectors, sprinkler tie in, speakers and strobes at locations and quantities as required by code in core areas of the building. Fire command center will be located in main lobby.

Metering: Submeters will be provided on each Tenant floor.

Telecommunications

Two (2) diverse points of provider service entrance will be accommodated.

In addition to these two (2) points of service, the site is located in the Amtrak rail right-of-way and can provide access to the fiber network system for telecommunications.

Two (2) telecommunication riser closets will be provided on each floor. Twelve (12) conduit sleeves will be provided within each telephone closet at floor level.

13.	Interior materials and finishes

A.	Main entrance lobby:

1)	Main lobby will be comprised of a three level clearstory area with exterior vision glass spanning all three levels. The lobby ceiling will vary with a minimum 35’ height.

2)	The ceiling and walls will consist of sculptural plaster mimicking the angular nature and details found on the exterior skin of the building façade. In various areas, the plaster ceilings and walls protrude from the surrounding surface as much as 4 feet. Ceiling surface will remain uninterrupted by normal building service related fixtures. Custom designed lighting fixtures and ceiling diffusers will be utilized to minimize the impact of these necessary features on the sculptural integrity of the wall and ceiling planes. Lobby floor to be marble.

3)

An architectural suspended bridge rises 22 feet above the lobby floor and travels along the perimeter of the east wall of the main lobby. This bridge connects the parking garage to 30th Street Station’s SEPTA Concourse. The bridge will be hung via pipe sections and will be constructed with glass rails. It will also service the main building lobby via two (2) main escalators.

4)	Marble flooring (honed and sealed) with corian base will cover the expansive lobby floor. It will appear grand and inviting while providing a monolithic appearance.

5)	Elevator doorjambs clad with stainless steel. Elevator openings shall be complete with thresholds. Elevator lobby walls to be granite panels. Flooring in elevators and elevator lobbies to be marble to match main lobby.

6)	Specialty lighting (wall washers, pendants, sconces, indirect cove, etc.) elevator call buttons (ADA) and lanterns.

B.	Core and Core Corridors: (where applicable)

1)	Gypsum board walls and doors.

2)	Hi/Low electric water coolers.

C.	Restrooms:

1)	European style restrooms with drywall partitions between each water closet. Solid core maple louvered doors will provide access to each stall.

Copyright © 2004 Brandywine Realty Trust

2)	Porcelain tile flooring and base.

3)	Vinyl wall covering will be installed on all walls not covered by ceramic/porcelain tile.

4)	Acoustic tile ceilings to be provided.

5)	Wall hung toilet fixtures.

6)	Under-hung lavatories with lever trim in monolithic granite countertops.

7)	Custom wood vanities between each lavatory.

8)	Electric water heater to be provided generally at every third floor.

9)	All toilet accessories to include but not limited to paper towel and toilet paper dispensers, receptacles, handicap accessibility/support mechanisms.

10)	Supply air outlets, branch ductwork and transfer openings to be provided to each toilet compartment in addition to exhaust system.

11)	Floor drain will be provided in each toilet room.

12)	Lighting sconces to be installed at the perimeter of each lavatory countertop.

13)	Individual decorative “picture framed” mirrors will be provided above each lavatory.

D.	Mechanical/Telecommunication/Electrical Rooms:

1)	Sealed concrete floor.

2)	No ceiling.

3)	Painted walls on CMU or drywall walls (properly rated).

4)	Supply air outlets and branch ductwork for electrical rooms, transfer openings for telecommunications rooms.

5)	Floor drains and overflow curbs will be provided in mechanical rooms.

E.	Janitor Closets:

1)	Sealed concrete floor.

2)	Mop service basin with cold water supply only.

3)	No Lay-in ceiling grid & acoustical tile system.

6)	Standard lighting and switch.

7)	Exhaust air outlet and branch ductwork.

F.	Stairwells:

1)	CMU or rated drywall assembly (shaft wall).

2)	Stairwells are wider and deeper than code requirement of 44 inches. They are respectively 50 and 53 inches in width.

3)	Sealed concrete floors.

4)	Safety tread floor covering on landings & stair treads (Roppe or equal).

5)	Painted handrail.

6)	Painted walls.

7)	Fluorescent lighting with emergency lighting.

8)	Stair pressurization.

G.	Tenant Areas:

1)	Base Building systems shall be installed to allow for installation of a minimum nine foot (9’ above finished slab) finished ceiling throughout with clearance for installation of supply/return air boots and lighting fixtures at any location.

2)	Tenant suite entrances will be part of Tenant allowance.

3)	All perimeter sheetrock and column enclosures will be part of Tenant allowance.

4)	Blinds or other building standard window treatments will be part of Tenant allowance.

H.	TI Security:

1)	Tenant suite entrances will be part of Tenant Allowance.

2)	Card readers to be provided in each Elevator cab.

3)	Central computer or dedicated tie to 24-hour service.

Copyright © 2004 Brandywine Realty Trust

14.	Building Security:

System will be tied to a central monitoring system on 24-hour basis and will also be monitored by the Amtrak central security station at 30th Street.

Train station access via the lobby skywalk will be available 24/7. The skywalk access to Cira Centre lobby via the escalators will be operational during normal business hours Monday thru Friday. Access will only be available to tenants during off hours through the use of their personal security pass.

All other outside entrances to the building are not accessible by the general public. The dock master’s office and building security will control the freight elevator, loading dock and delivery access points.

The security desk is located in the building lobby. Access to the elevator core is single loaded and accessible only by passing the security console/desk area.

15.	Signage:

During the Design Development Phase of the architectural program, Landlord will develop the complete signage package for Cira Centre.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2

Table of Contents

1. DELINEATION OF WORK	1

LANDLORD’S WORK	1

TENANT’S WORK	3

2. ADDITIONAL BUILDING STANDARDS	5

3. PLAN SUBMISSION REQUIREMENTS	6

ITEMS REQUIRING SPECIFIC LANDLORD APPROVAL	7

4. CONSTRUCTION RULES AND REGULATIONS	9

5. PERMANENT UTILITIES AND SERVICES	14

EXHIBITS	15

Exhibit E-2 Office Tenant Design Standards |	1

1.      Delineation of Work

Landlord’s Work

3. THE LANDLORD SHALL PROVIDE THE FOLLOWING ITEMS FOR THE TENANT AT THE LANDLORD’S EXPENSE:

1.      HVAC: High pressure duct to core only. Fourteen (14) VAV boxes to be provided at perimeter of floor. Boxes are provided primarily for heat.

2.      Sprinkler: Sprinkler main and branch lines to be installed with heads. Sprinkler heads to be installed with heads in upright position.

3.      Drywall: Drywall will be provided at core walls only. Walls to be taped and spackled ready for paint.

4.      Common Spaces: Multi-tenant corridor and lobby to be provided. The proposed multi-tenant lobby design is attached as Exhibit 16.

5.      Plumbing: Wet Column provisions (drainage, vent and cold water) capped outlets are provided on each floor, at two locations at the end of the core, for future Tenant needs.

6.      Electrical: Capacity for electrical service to be provided at floor within electrical closet. Two (2) electrical closets provided at each end of the core. Space has been provided in each electrical closet for additional panels. It will be the tenants’ responsibility to coordinate with Landlord in order to confirm adequate space for their panels. It is likely that space limitations will require tenant to locate some panels within their demised premises.

7.      Emergency Generator: The building will have a diesel-driven emergency generator to supply power to life safety related loads (stair and exit lighting, elevator, smoke exhaust, fire pump, fire alarm system, etc.) in the event of loss of normal power. This generator will service only base building systems and is not available for use by tenant.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	2

8.      Metering: Sub meters will be provided on each Tenant floor.

9.      Fire Alarm System: The building will be equipped with an addressable fire alarm system and Fire Command Center located in the Lobby.

10.    Telecommunications: The building will have access to two (2) separate points of entry, which will be distributed via two (2) telephone riser closets on each floor. Access to telecom demarks are in the basement (B1) level of building.

11.    Automatic Mail Delivery System (Teledynamics): Landlord will provide base system with tracks in common/shared shaft services the building. Cars will run along this vertical track to all floors. Landlord will provide ten (10) base building cars to service multi-tenant floors. Tenants occupying full floors will purchase floor station as part of their tenant fit work. For tenants on multi-tenant floors, the cost of the floor station will be split proportionally.

12.    Floors: Concrete floor leveled to Owner or industry standard specified tolerances, ready to accept finish.

13.    MEP Access: Access to mechanical and electrical systems as delineated in Section 6.

14.    Telecom Access: Access to telecom demarks in B-1 level of building.

15.    Base Building Plans: Basic information and drawings as described in the Lease, for Tenant’s use in preparation of design and working drawings.

16.    Base Building Utilities: Access to Base Building service connections for water and sewer lines servicing both Tenant restrooms and kitchen areas.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	3

Tenant’s Work

4. IN ACCORDANCE WITH THE LEASE, THE TENANT’S WORK AS APPROVED BY THE OWNER AND COMPATIBLE WITH ALL CIRA BUILDING SYSTEMS SHOULD BE AS FOLLOWS:

1.      Permitting: Responsible for obtaining all necessary construction permits.

2.      Design Services: Preparation of complete plans and specifications for completion of the premises in accordance with the Tenant Design Standards and Lease. Work includes all architectural, structural, mechanical, electrical, plumbing, telecommunications and audiovisual etc.

3.      Interiors: All walls, ceilings and floor finishes are required for tenant premises. Perimeter drywall at exterior wall and all column enclosures. On single tenant floors, tenant to design and install lobby construction. Refer to Exhibit 16 for information on elevations and locations of base building and elevator components.

4.      HVAC: Provide for distribution of heating and cooling within the premises including supply and installation of all heating and cooling equipment, VAV boxes, air distribution ductwork, controls, special exhaust, special ventilation, etc. Landlord to provide duct supply up to core wall. Furnish and install connections to the base building outside air ductwork and exhaust including insulation, dampers, controls, and etc.

Enviro-Tech is the suggested manufacturer for the fan powered VAV boxes.

The terminal unit controllers provided by the Tenant shall be furnished with DDC controllers, utilizing the BACnet MS/TP protocol or Johnson Control Metasys N2 protocol. The controllers shall be interfaced to the Base Building Johnson Controls Metasys DDC system. All required communication wiring between the controllers and the Base Building DDC system shall be provided by the Tenant. Point of interface shall be at an existing communication interface panel located within the typical

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	4

local floor fan room. For a multi-tenant floor, each Tenant shall provide a dedicated communication bus between the Tenant’s controller and the point of interface.

The Landlord requires that Tenant utilize Johnson Controls as fan box controller manufacturer.

5.      Piping: Furnish and install connections to the base building condenser water valve outlets including insulation, equipment, controls, and etc.

6.      Electrical: Furnish and install electrical distribution systems for power including any panels, sub-panels and wiring required and provision for any sub metering equipment. See attached Exhibit 1 through Exhibit 4 (pages 17-20), Coordinated layout for Electrical and Telephone Closets and all electrical work within Tenant space including lighting. Tenant’s consultants must coordinate any equipment or panels planned to be installed in base building closets with these plans. It is required that design consultants confirm current layouts prior to any design within these areas.

7.      Telecommunications: Furnish and install all telephone service and distribution wiring from Landlord demark in basement, conduit, telephones, and communication, fire alarm and security systems to and in the Leased Premises. Provide all necessary railways to building closets for any voice, data and television systems.

8.      Plumbing: Furnish and install any plumbing systems within the Leased Premises, if required.

9.      Sprinkler: All adjustments and relocations to landlord installed sprinkler system, within Leased Premises, to comply with tenant layout will be the responsibility of tenant.

10.    Emergency Equipment: Furnish and install safety, emergency equipment and lighting as required by code.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	5

11.    Window Shades: Landlord specified fabric roller type window shades. Tenant to purchase as part of their tenant fit out work, shades from the designated base building shade manufacturer. Shade fabric to comply with base building specified material.

12.    Security: Tenant to install all security systems and equipment within space. All homeruns to base building services required by system are tenants responsibility. Tenant to provide their own security system. System to allow Landlord 24 hour access for Emergency Situations, such as Fire Department Access, Pipe breaks, Mechanical Problems, etc.

13.    Furnish and install any special services required by Tenant and approved by Landlord.

2.      Additional Building Standards

5. THE FOLLOWING INFORMATION IS PROVIDED AS ADDITIONAL STANDARD REQUIREMENTS FOR DESIGN TO BE INCORPORATED IN THE TENANT’S DESIGN CONSULTANT’S DOCUMENTATION. EACH OF THESE ELEMENTS IS A SPECIFIC FEATURE, WITHIN THE TENANT SPACE, THAT INTERACTS WITH AND COMPLIES WITH SURROUNDING BASE BUILDING CONDITIONS.

1.      Tenant Entry: Tenant shall install building standard “Herculite” type entry door as detailed on Exhibit 5 (page 21).

2.      Interior Office Demising Partitions: Tenant design consultant to comply with base building standard established for connection detail between tenant partition end cap and exterior wall mullion. Please refer to Exhibit 6 and Exhibit 7 (page 22-23) for information on how to detail this closure detail.

3.      Window Shades: See Exhibit 8 (page 24) for a detail specifically tailored for Cira. This detail accurately represents the base building shade configuration. Exhibit 9 though Exhibit 12 (pages 25-30) provide more standard details on how shades will be attached either top

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	6

to bottom or bottom to top. These details also provide information on how to handle triangular shaped and sloping window conditions.

4.      Column Treatments: Tenants are required to paint the outside face of all perimeter sheetrock columns with paint as specified by Landlord. Paint to be Benjamin Moore #1608. The intent of this selection is to minimize the appearance of these columns when viewing the building from the exterior.

5.      VAV Boxes: The fan powered VAV boxes and controllers will be installed by tenant and must be consistent with those used in the remainder of the building. All controllers must be compatible with the base building automation system.

6.      Lighting: It is recommended by Landlord that Tenant’s Electrical Engineer design lighting along first 15’ off exterior wall to utilize fixture as specified in Exhibit 15 (page 31). Fixture should be provided as specified or equal. The Landlords goal is to provide a uniform appearance when viewing the building from the exterior.

7.      Emergency Lighting: Emergency lights specified for tenant space shall be clear acrylic, edge lit, with red letters: Atlite S-C/W-1/2-6-RC-SA/AL/AR/CR/DH.

3.      Plan Submission Requirements

6. THE TENANT MUST PROVIDE THE LANDLORD WITH COMPLETE CONSTRUCTION DRAWINGS FOR THEIR SPACE AS REQUIRED ELSEWHERE IN THE LEASE. EACH SUBMISSION SHOULD BE SENT TO THE BRANDYWINE REALTY TRUST AT THE ADDRESS STATED ON SECTION 1 OF THE LEASE. UPON RECEIPT OF TENANT’S DRAWINGS, LANDLORD SHALL REVIEW AND PROVIDE WRITTEN COMMENTS TO THE TENANT. TIMING FOR LANDLORDS REVIEW AND TENANTS RESPONSE ARE DETAILED IN THE LEASE.

7. ALL DESIGNS AND PLANS ARE SUBJECT TO LANDLORD REVIEW AND APPROVAL; HOWEVER, SUCH APPROVAL DOES NOT SIGNIFY CODE APPROVAL. IN ADDITION, ALL CONDITIONS

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	7

SHOULD BE FIELD VERIFIED BY THE TENANT OR TENANT REPRESENTATIVES PRIOR TO PLAN PREPARATION. IT IS CRITICAL THAT THE TENANT’S CONSULTANTS COORDINATE ALL LOCATIONS FOR EQUIPMENT ASSUMED TO BE LOCATED IN ANY CORE CLOSET AND ROOM. TENANT’S CONSULTANT CANNOT ASSUME THAT ANY PANEL, DUCT, PIPE OR EQUIPMENT LOCATION SHOWN ON BASE BUILDING DOCUMENTS HAS NOT BEEN REVISED DUE TO FIELD COORDINATION.

8. UPON SPACE COMPLETION, TENANT MUST PROVIDE TO LANDLORD A COMPLETE SET OF AS-BUILT DRAWINGS OF THE TENANT’S WORK DETAILING ALL MODIFICATIONS TO THE APPROVED PLANS AND SPECIFICATIONS.

9. REGISTERED ARCHITECTS AND ENGINEERS SHALL PREPARE FINAL CONSTRUCTION DRAWINGS. THE CITY OF PHILADELPHIA REQUIRES DRAWINGS TO BE SIGNED AND SEALED BY AN ARCHITECT LICENSED IN THE STATE OF PENNSYLVANIA. TENANT SHALL HAVE SOLE RESPONSIBILITY FOR COMPLIANCE WITH ALL APPLICABLE STATUTES, CODES, ORDINANCES AND OTHER REGULATIONS FOR ALL WORKS. IN INSTANCES WHERE SEVERAL SETS OF REQUIREMENTS MUST BE MET, LANDLORD’S REQUIREMENTS SHALL APPLY UNLESS PROHIBITED BY APPLICABLE CODE.

10. TENANT’S CONSTRUCTION DOCUMENT DRAWINGS SHALL BE PREPARED IN STRICT COMPLIANCE WITH LANDLORD’S TENANT DESIGN STANDARDS AND THE REQUIREMENTS SET FORTH IN THIS MANUAL. WORKING DRAWINGS SHALL BE OF UNIFORM SIZE, A MINIMUM OF 24” X 36”, AND INCLUDE, BUT NOT BE LIMITED TO, THE ITEMS LISTED BELOW.

Items Requiring Specific Landlord Approval

7.      Any openings or other alterations or improvements on the exterior of demising walls of the Tenant space.

8.      Any alarm or signal system which may have an impact on the common area or exterior of the building; any tie-in to the Base Building fire alarm system.

9.      Any drilling, cutting, coring or openings in walls, floors or columns of the Base Building. Openings through roof will not be permitted.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	8

10.    Any connection to Base Building water, sanitary, storm, electric, cable or gas.

11.    Any proposed mezzanine.

12.    Any load suspended from the underside of floor above, other than normal.

13.    Any working load on the floor in excess of 80 lbs per square foot.

14.    Any proposed modifications to the Base Building.

15.    Any odor-producing equipment.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	9

4. Construction Rules and Regulations

11. THE FOLLOWING GUIDELINES WERE PREPARED TO ALLOW THE TENANT’S DESIGN CONSULTANT TO UTILIZE THIS INFORMATION FOR THE BASE BUILDING RULES AND REGULATION SECTION OF THEIR SPECIFICATIONS.

1.      If Tenants is responsible for selecting their own contractor they are responsible to select contractors that maintain the existing project labor harmony. Contractors must be, licensed in the City of Philadelphia and bonded and approved by Landlord.

2. All work and equipment shall be warranted for a minimum of one (1) year for installation.

Before Construction Starts	1. The Tenant Contractor should contact the Building Manager to discuss details of the project at least fourteen (14) days prior to construction start.

2. No work may begin in a space until Landlord has copies of the following:

a. A Certificate of Insurance evidencing insurance coverage with the following limits:

i. Workers Compensation and Employer’s Liability Insurance: As required by statute in the Commonwealth State of Pennsylvania.

ii. Comprehensive General Liability Insurance: Public liability and property damage for a combined single limit of $3,000,000 for both bodily injury and property damage per occurrence.

iii. Comprehensive Automobile Liability Insurance: For owned, non-owned and hired vehicles for a limit of not less than $1,000,000 combined single limit.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	10

iv. All policies shall provide for a ten (10) day prior written notice of expiration or cancellation.

b. A copy of Building Permit.

c. A copy of Building Department Approved Plans.

d. The names, addresses, email, and phone numbers of all subcontractors that will be involved in the project.

e. A Construction Schedule

f. Signed Acceptance of the Space by the Tenant.

g. Signed Contractor Acknowledgement of Construction Rules

3.      The Contractor shall keep a set of Landlord-approved and Building Department approved working drawings in the space at all times. Any unauthorized construction will be corrected at the Contractor’s expense.

4. It is imperative that all Contractors observe rules of cleanliness, cooperation and safety at all time.

Access to Premises

1.      All tenants, contractors and visitors must check in with the Tenant Coordinator and/or Security prior to going on site. Appropriate safety attire including hard hats, safety glasses and proper footwear are required by everyone.

2. Work shall be allowed in the Premises only during regular working hours (7:00 a.m. to 3:30 p.m. Monday through Friday). Any after-hours work must be coordinated through the Tenant Coordinator.

Signage	12. ANY LANDLORD SIGNAGE POSTED IN THE SPACE MUST REMAIN INTACT AND IN PLACE THROUGHOUT CONSTRUCTION AND THE CONTRACTOR SHALL BE RESPONSIBLE FOR ANY DAMAGE TO SUCH SIGNS.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	11

DAMAGE TO SUCH SIGNS.

Deliveries

1.      All deliveries must be made through the loading dock and must be scheduled at least 48 hours in advance with the Base Building Contractor where Core Shell is still under construction. Deliveries will be scheduled with Tenant Coordinator or designated Brandywine Representative once the Core Shell is complete. This includes all construction materials and deliveries as well as tenant fixtures and merchandise. Schedule deliveries as early as possible as the loading dock use will be very tight during tenant construction. Unscheduled tenant deliveries will not be allowed access to the loading dock.

2.      During construction, Landlord will not accept any responsibility for tenant mail or deliveries and are directed to refuse tenant shipments. Therefore, make sure that your Contractor will be on site to accept all deliveries when they arrive to avoid any delays or extra costs in shipping.

3.      Tenants will be allowed to use the freight elevator on a scheduled basis during construction for transporting materials, fixtures, etc. The dimensions of this elevator at typical floors are S15: 6’8(w)”x4’9”(d)x10’(h) and 5’8”(w)x8’1”(d)x10’(h).The elevator door opening is S15: 3’6”(w)x8’(h), S16: 4’(w)x8’(h).

4. Use of escalators for transporting materials is not permitted.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	1

Security / Storage	1. The lobby areas shall not be used for construction or material storage. All materials shall be stored in the Leased Premises; no tenant work outside Leased Premises.

2.      Tenant is responsible for securing Tenant’s space. All property belonging to Tenant in the Leased Premises shall be there at the risk of Tenant and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. Therefore, it is suggested that the storefront or a locking barricade be erected as soon as possible after construction begins in the space.

Power

1.      It is anticipated that permanent power will be available at the time all tenants start construction; therefore, no temporary power will be provided. Your contractor must arrange for an electrician to install your permanent service prior to other trades entering the premises, as all trades must use only the service in the space for their power need.

2. The Contractor shall use only the power that is available in the space or that he has brought to the space. The Contractor shall not use any common area or service corridor outlets for power.

Trash

1.      Landlord will provide trash containers at designated areas during periods of initial construction, tenant fixturing and merchandise stocking. Tenant will reimburse Landlord for the cost of this service.

2. Contractors shall remove trash daily and in the manner as stated in the Lease. All large cartons, crates and debris shall be broken down prior to disposal.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	13

Water	13. THE AVAILABILITY OF WATER ON A LIMITED BASIS IS ANTICIPATED AT THE TIME ALL TENANTS START CONSTRUCTION.

Toxic Waste Storage	14. NOT PERMITTED.

Damage to Other Tenants’ Work/ Building

1.      The Tenant’s Contractor is responsible for taking all proper precautions to protect Landlord’s work or other Tenants’ work when working in or around such work. This includes protection within the premises to prevent construction dust from entering the common areas. This containment of dust is essential, as our Base Building mechanical, electrical and fire protection systems will be operational and can easily be damaged by such dust. Any damage to Base Building or other Tenants’ work will be repaired by Landlord’s Contractor and charged back to Tenant.

2. After the lobby flooring is in place, only rubber-tired equipment and/or scaffolding may be used in the lobby. Use of such equipment must be approved and scheduled with Landlord.

Testing & Shutdowns

15. CONTRACTORS MUST OBTAIN PERMISSION FROM THE BUILDING MANAGER PRIOR TO CONDUCTING ANY TESTS OR SHUTDOWNS ON PLUMBING, GAS OR FIRE PROTECTION SYSTEMS. CONTRACTORS AND TENANTS WILL BE HELD FULLY RESPONSIBLE FOR ANY DAMAGES RESULTING FROM SUCH TESTING.

Parking	16. NO CONTRACTOR PARKING WILL BE PROVIDED.

Note

17. BRANDYWINE REALTY TRUST, LANDLORD MAY STOP WORK AT ANY TIME AND THE CONTRACTOR WILL CORRECT ANYTHING WHICH, IN THE OPINION OF LANDLORD, IS IN VIOLATION OF O.S.H.A. STANDARDS, THESE RULES OR THE PROVISIONS OF THE LEASE.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	14

5. Permanent Utilities and Services
Electrical	18. THE LOCAL POWER COMPANY IS: PECO

Telephone	19. THE LOCAL PHONE COMPANY IS: VERIZON

Gas	20. THE LOCAL GAS COMPANY IS: PGW

Water	21. THE LOCAL WATER COMPANY IS: PHILADELPHIA WATER DEPARTMENT

Cable	22. THE LOCAL CABLE COMPANY IS: URBAN CABLE, A TIME WARNER COMPANY.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	15

Exhibits

Exhibit 1:

Typical Electrical Room East Side	17

Exhibit 2:

Typical West Electrical Closet	18

Exhibit 3:

Typical West Electrical Closet with LP-S Panel	19

Exhibit 4:

Typical West Electrical Closet With EM Panels	20

Exhibit 5:

Typical Tenant Doors: Double Glass (Herculite) Doors	21

Exhibit 6:

Typical Mullion Mate Detail	22

Exhibit 7:

Typical Mullion Mate Detail	23

Exhibit 8:

Typical Shade Pocket Detail	24

Exhibit 9:

Typical Shade Pocket Section 1	25

Exhibit 10:

Typical Shade Pocket Section 2	26

Exhibit 11:

Typical Shade Pocket Section 3	27

Exhibit 12:

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	16

Typical Shade Pocket Section 4	28

Exhibit 13:

Interior Elevation: Bottom-Up Shade	29

Exhibit 14:

Interior Elevation: Top-Down Shade	30

Exhibit 15:

Lighting	31

Exhibit 16:

Multi-Tenant Lobby Layout	35

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	17

Exhibit 1

Typical Electrical Room East Side

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	18

Exhibit 2

Typical West Electrical Closet

VFD
2.5" CONDUIT
STAIR PRESSURE
FIRE ALARM PANEL
ATC PANEL
BUS DUCT RISERS. REFER TO DRAWINGS E-301A & E-301B
SMOKE EXHAUST
FUTURE
FUTURE
FUTURE
LP
ELECTRICAL CLOSET
MECHANICAL RM VESTIBULE
TELEPHONE CLOSET
NON
D

3 TYPICAL WEST ELECTRICAL CLOSET
(FLOORS 2,3,4,7,8,9,12,13,14,17,18,19,22,23,24&27)
SCALE 1/4"=1'-0"

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	19

Exhibit 3

Typical West Electrical Closet with LP-S Panel

STAIR PRESSURE
VFD
2.5" CONDUIT
FIRE ALARM PANEL
ATC PANEL
BUS DUCT RISERS. REFER TO DRAWINGS E-301A & E-301B
SMOKE EXHAUST
FUTURE
FUTURE
FUTURE
ELECTRICAL CLOSET
60A SAFTEY SWITCH
MECHANICAL RM VESTIBULE
TELEPHONE CLOSET
30 KVA CEILING MOUNTED XFMR.
LP-A
LP-S
D

3

TYPICAL WEST ELECTRICAL CLOSET WITH LP-S PANEL
(FLOORS 5,10,15,20&25)
SCALE 1/4"=1'-0"

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	20

Exhibit 4

Typical West Electrical Closet With EM Panels

STAIR
PRESSURE
VFD
2.5" CONDUIT
FIRE ALARM PANEL
ATC PANEL
SMOKE
EXHAUST
FUTURE
FUTURE
FUTURE
ELECTRICAL
CLOSET
ELP
MECHANICAL
RM VESTIBULE
TELEPHONE
CLOSET
30 KVA CEILING MOUNTED
XFMR.
LP-A
ELP
D

3

TYPICAL WEST ELECTRICAL CLOSET WITH EM PANELS
(FLOORS 6,11,16,21,&26)
SCALE 1/4"=1'-0"

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	21

Exhibit 5

Typical Tenant Doors: Double Glass (Herculite) Doors

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	22

Exhibit 6

Typical Mullion Mate Detail

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	23

Exhibit 7

Typical Mullion Mate Detail

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	24

Exhibit 8

Typical Shade Pocket Detail – This detail must be used as the standard for mounting the shade.

the shade.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	25

Exhibit 9

Typical Shade Pocket Section 1

CONTINIOUS BLOCKING
(BY OTHERS)
MUST BE LEVEL
SCREW EYE
OR STEEL
HASP
ø2 1/4"
R.U.D.
1-1/2" ø TUBE AND
SHADE ASSEMBLY
TURNBUCKLE
DOUBLE NICO
PRESS
FITTING
SINGLE CLOSURE
MOUNT
REMOVABLE
CLOSURE
(WHITE)
2 15/16"
3"
1/16"
6"
DRIVE
CHAIN
1"ø HEMTUBE AND
5/8" BAR SEALED
INSIDE SHADECLOTH
THERMOVEIL
SHADECLOTH
GUIDE
CABLE
CHAIN
TENSION
PULLEY

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	26

Exhibit 10

Typical Shade Pocket Section 2

CONTINIOUS BLOCKING
(BY OTHERS)
MUST BE LEVEL
1-1/2" ø TUBE
AND DRIVE CABLE
ASSEMBLY
SINGLE CLOSURE
MOUNT
REMOVABLE
CLOSURE
(WHITE)
2 15/16"
3"
1/16"
6"
DRIVE
CHAIN
DRIVE CABLE AT 1/4
POINTS
5 5/8"
1/16"
2 9/16"
3"
1-1/2" ø TUBE AND
SHADE ASSEMBLY
ø2 1/4"
R.U.D.
5"

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	27

Exhibit 11

Typical Shade Pocket Section 3

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	28

Exhibit 12

Typical Shade Pocket Section 4

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	29

Exhibit 13

Interior Elevation: Bottom-Up Shade

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	30

Exhibit 14

Interior Elevation: Top-Down Shade

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	31

Exhibit 15

Lighting

FOCAL POINT

2x2 SKYLITE

FBX 22B

2'x2' recessed indirect with electronic ballast

2 Lamp Biax

2 & 4 Lamp T8

2 & 4 Lamp T5 & T5HO

Features

Sept. 2003

Construction
One piece housing of die-formed 20 Ga. C.R.S. forming 5.5" deep housing. Lamps are shielded by detachable perforated shields formed of 22 Ga. C.R.S. with white acrylic lens insert. Shields are secured by spring latches that allow lamp shield to be securely fastened during relamping.

Weight: 20lbs

Optic
CNC roll formed 20 Ga. C.R.S. reflector, finished in matte satin white powder coat (94% min. reflectance), easily removed for ballast maintenance.

Electrical
Luminaires are pre-wired for specified circuits, with thermally protected Class "P" electronic ballasts.

Biax:	Electronic instant start 270mA, <20% THD or optional electronic program start 270mA, <10% THD
T8 Lamps:	Electronic instant start 265mA, <20% THD or optional electronic program start 265mA, <10% THD
T5 Lamps:	Electronic program start 170mA, <10% THD
T5HO Lamps:	Electronic program start 300mA, <10% THD

Optional DALI and other dimming ballasts available. Consult factory for specifications and availability. UL and cUL listed.

Emergency
Emergency battery packs provide 90 minutes of illumination. Initial lumen output for lamp types are as follows:

Biax Lamps:	Up to 700 lumens
T8 Lamps:	Up to 550 lumens
T5 Lamps:	Up to 500 lumens
T5HO Lamps:	Up to 825 lumens

Battery pack requires unswitched hot from same branch circuit as AC ballast.

Finish
Luminaire housing, reflector and all steel components are finished in polyester powder coat applied over a 5-stage pretreatment. Standard finish for housing and all steel components: matte satin white (min. 94% reflectance).

- Proven, versatile design aesthetic that is a smart alternative to suspended linear systems.
- One piece luminaire housing provides easy installation.
- Perforated lamp shields swing down for easy relamping. Access to ballast through lamp compartment.

5.50"
139.7mm
24.00"
609.6mm

THE ART OF

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	32

Fixture Type: ____________

Project Name: ____________

SKYLITE 2x2

FOCAL POINT®

THE ART OF LIGHT

Order Information

Option	Description	Code	Selection
Luminaire Series	Skylite	FBX	FBX
Nominal Size	2' x 2'	22	22
Distribution	Bi-Directional	B	B
Lamp Quantity	Two Lamps	2	
	Four Lamps (T8, T5 & T5HO only)	4	
Lamp Type	40 Watt Biax	BX40	
	50 Watt Biax	BX50	
	55 Watt Biax	BX55	
	T8	T8	
	T5	T5	
	T5HO	T5HO	
Ballast	Electronic Instant Start <20% THD	E	
	Electronic Program Start <10% THD	S	
	Electronic Dimming Ballast (consult factory for dimming availability)	D	
Voltage	120 Volt	120	
	277 Volt	277	
	*347 Volt *(Consult factory for availability)	347	
Mounting	Grid	G	
	Slot tee	ST	
Shielding	Perforated Shield	PS	PS
Factory Options	Air Return	AR	
	Dust Cover	DC	
	Drywall Frame Kit	DF	
	Emergency Battery Pack	EM	
	Earthquake Clip	EQ	
	HLR/GLR Fuse	FU	
	Flex Whip	FW	
	Include 3000K Lamp	L830	
	Include 3500K Lamp	L835	
	Include 4100K Lamp	L841	
	Separate Circuit	SC	
Finish	Matte Satin White	WH	WH

Consult www.focalpointlights.com for additional photometric reports and technical information

TWO LAMP BIAX SKYLITE

Luminaire:	2'x2' two lamp biax recessed indirect troffer with white reflector and narrow perforated lamp shield
Filename:	FBX222PS.BX
Catalog #:	FBX-22-B-2-BX40-E-120-G-PS-WH
Efficiency:	66%
Independent testing laboratory report no. 11018.0	

Candlepower Distribution

180° 170° 160° 150° 140°
130°
120°
110°
100°
90°
80°
70°
60°
50°
0° 10° 20° 30° 40°
1500
1000
500
0
500
1000
1500
0°
45°
90°

Vertical angle	0°	22.5°	45°	67.5°	90°	Zonal lumens
0°	1518	1518	1518	1518	1518	
5°	1512	1510	1507	1504	1498	144
15°	1441	1440	1442	1438	1438	408
25°	1306	1304	1304	1314	1319	606
35°	1121	1119	1132	1153	1176	715
45°	894	900	932	981	1005	729
55°	641	653	729	801	831	655
65°	390	427	534	632	665	526
75°	192	222	325	433	473	347
85°	25	29	43	60	60	48
90°	0	0	0	0	0	
95°	0	0	0	0	0	0
105°	0	0	0	0	0	0
115°	0	0	0	0	0	0
125°	0	0	0	0	0	0
135°	0	0	0	0	0	0
145°	0	0	0	0	0	0
155°	0	0	0	0	0	0
165°	0	0	0	0	0	0
175°	0	0	0	0	0	0
180°	0	0	0	0	0	

Lumen Summary

	Zone	Lumens	% Lamp	% Fixt
	0°-30°	1158	18.4	27.7
	0°-40°	1873	29.7	44.8
	0°-60°	3256	51.7	78.0
	0°-90°	4177	66.3	100.0
Total Luminaire:	0°-180°	3918	66	100.0

Luminance Data CD/M²

Vertical Angle	0	45	90
45	3676	3832	4133
55	3249	3695	4213
65	2683	3674	4575
75	2157	3651	5314
85	834	1435	2003

Spacing Criterion: 1.2 ∥ 1.2 ⊥

Co-Efficients of Utilization

Floor	20															
Ceiling	80				70			50		30		10		00
Wall	70	50	30	10	70	50	10	50	10	50	10	50	10	00
RCR 0	79	79	79	79	77	77	77	74	74	71	71	68	68	66
1	73	70	67	65	71	68	64	65	62	63	60	61	58	57
2	66	61	57	53	65	60	53	58	51	55	50	53	49	48
3	61	54	49	45	59	53	44	51	44	49	43	48	42	41
4	56	48	42	38	54	47	38	46	37	44	37	43	36	35
5	51	42	37	32	49	42	32	40	32	39	31	38	31	30
6	47	38	32	28	46	37	28	36	28	35	27	34	27	26
7	43	34	28	24	42	34	24	33	24	32	24	31	24	22
8	40	31	25	21	39	30	21	29	21	28	21	28	21	19
9	37	28	22	18	36	27	18	26	18	26	18	25	18	17
10	34	25	20	16	33	25	16	24	16	23	16	23	16	15

Numbers indicate percentage values of reflectivity.

Installation Details

***Mounting:** Specify "G" for Flat 9/16" and 15/16" tee or "ST" for 9/16" slot tee grid types.

Drywall Frame Kit: Specify "DF" Drywall Frame Kit for drywall ceiling conditions. Use tie-wire or screws to secure frame kit.

Cut out dimensions: Min. 24.125" / Max. 24.563"

"G" flat tee

"ST" slot tee

Sept. 2003 Focal Point LLC reserves the right to change specifications for product improvement without notification.

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	33

FOCAL POINT

2x4
SKYLITE

FBX 24B

2'x4' recessed indirect with electronic ballast

2 Lamp T8

2 Lamp T5 & T5HO

4 Lamp T8

4 Lamp T5 & T5HO

Features

Construction
One piece housing of die-formed 20 Ga. C.R.S. forming 5.5" deep housing. Lamps are shielded by detachable perforated shields formed of 22 Ga. C.R.S. with white acrylic lens insert. Shields are secured by spring latches that allow lamp shield to be securely fastened during relamping.

Weight: 38 lbs

Optic
CNC roll formed 20 Ga. C.R.S. reflector, finished in matte satin white powder coat (94% min. reflectance), easily removed for ballast maintenance.

Electrical
Luminaires are pre-wired for specified circuits, with thermally protected Class "P" electronic ballasts.

T8 Lamps:	Electronic instant start 265mA, <20% THD or optional electronic program start 265mA, <10% THD
T5 Lamps:	Electronic program start 160mA, <10% THD
T5HO Lamps:	Electronic program start 160mA, <10% THD

Optional DALI and other dimming ballasts available. Consult factory for specifications and availability. UL and cUL listed.

Emergency
Emergency battery packs provide 90 minutes of illumination. Initial lumen output for lamp types are as follows:

T8 Lamps:	Up to 550 lumens
T5 Lamps:	Up to 550 lumens
T5HO Lamps:	Up to 825 lumens

Battery pack requires unswitched hot from same branch circuit as AC ballast.

Finish
Luminaire housing, reflector and all steel components are finished in polyester powder coat applied over a 5-stage pretreatment. Standard finish for housing and all steel components: matte satin white (min. 94% reflectance).

- Proven, versatile design aesthetic that is a smart alternative to suspended linear systems.
- One piece luminaire housing provides easy installation.
- Perforated lamp shields swing down for easy relamping. Access to ballast through lamp compartment.

Sept. 2003

5.50"
139.7mm
24.00"
609.6mm

THE ART OF LIGHT

Copyright © 2004 Brandywine Realty Trust

Exhibit E-2 Office Tenant Design Standards |	34

Fixture Type: ____________________

Project Name: ____________________

SKYLITE 2x4

FOCAL POINT®

THE ART OF LIGHT

Order Information

Option	Code	Selected
Luminaire Series		FBX
Skylite	FBX	
Nominal Size		24
2' x 4'	24	
Distribution		B
Bi-Directional	B	
Lamp Quantity		
Two Lamps	2	
Four Lamps	4	
Lamp Type		
T8	T8	
T5	T5	
T5HO	T5HO	
Ballast		
Electronic Instant Start <20% THD *(T8 only)*	E	
Electronic Program Start <10% THD	S	
Electronic Dimming Ballast *(consult factory for dimming availability)*	D	
Voltage		
120 Volt	120	
277 Volt	277	
*347 Volt	347	
*(Consult factory for availability)		
****Mounting**		
Grid	G	
Slot tee	ST	
Shielding		PS
Perforated Shield	PS	
Factory Options		
Air Return	AR	
Dust Cover	DC	
Drywall Frame Kit	DF	
Emergency Battery Pack	EM	
Earthquake Clip	EQ	
HLR/GLR Fuse	FU	
Flex Whip	FW	
Include 3000K Lamp	L830	
Include 3500K Lamp	L835	
Include 4100K Lamp	L841	
Separate Circuit	SC	
Finish		WH
Matte Satin White	WH	

Consult www.focalpointlights.com for additional photometric reports and technical information

TWO LAMP T8 SKYLITE

Luminaire:	2x4' two lamp T8 recessed indirect troffer with white reflector and narrow perforated lamp shield.
Filename:	FBX224PS.T8
Catalog #:	FBX-24-B-2-T8-E-120-G-PS-WH
Efficiency:	52%
Independent testing laboratory report no.	3319.0

Candlepower Distribution

0°
45°
90°
180° 170° 160° 150° 140°
1000
800
600
400
200
0
200
400
600
800
1000
130°
120°
110°
100°
90°
80°
70°
60°
50°
0° 10° 20° 30° 40°

Vertical angle	0°	22.5°	45°	67.5°	90°	Zonal lumens
0°	983	983	983	983	983	
5°	985	989	999	999	999	95
15°	957	969	976	973	974	275
25°	884	898	905	902	908	417
35°	758	772	775	795	809	491
45°	603	611	643	684	708	502
55°	431	443	509	569	605	457
65°	263	295	386	464	506	380
75°	134	172	273	354	395	281
85°	33	49	52	65	71	60
90°	0	0	0	0	0	
95°	0	0	0	0	0	0
105°	0	0	0	0	0	0
115°	0	0	0	0	0	0
125°	0	0	0	0	0	0
135°	0	0	0	0	0	0
145°	0	0	0	0	0	0
155°	0	0	0	0	0	0
165°	0	0	0	0	0	0
175°	0	0	0	0	0	0
180°	0	0	0	0	0	

Lumen Summary

	Zone	Lumens	% Lamp	% Fixt
	0°-30°	787	13.8	26.6
	0°-40°	1278	22.4	43.2
	0°-60°	2237	39.2	75.6
	0°-90°	2957	51.9	100.0
Total Luminaire:	0°-180°	2957	52	100.0

Luminance Data CD/M²

Vertical Angle	0	45	90
45	1213	1294	1425
55	1069	1263	1501
65	885	1300	1704
75	737	1501	2172
85	539	849	1159

Spacing Criterion: 1.2 ∥ 1.3 ⊥

Co-Efficients of Utilization

Floor	20														
Ceiling	80				70			50		30		10		00
Wall	70	50	30	10	70	50	10	50	10	50	10	50	10	00
RCR 0	62	62	62	62	60	60	60	58	58	55	55	53	53	52
1	57	54	52	50	55	53	49	51	48	49	46	47	45	44
2	52	47	44	41	50	46	40	44	39	43	39	41	38	37
3	47	42	38	34	46	41	34	39	33	38	33	37	32	31
4	43	37	32	29	42	36	29	35	28	34	28	33	28	27
5	39	33	28	25	38	32	24	31	24	30	24	29	24	22
6	36	29	25	21	35	29	21	28	21	27	21	26	21	19
7	33	26	22	18	32	26	18	25	18	24	18	24	18	17
8	31	24	19	16	30	23	16	22	16	22	16	21	16	15
9	28	21	17	14	28	21	14	20	14	20	14	19	14	13
10	26	19	15	12	26	19	12	18	12	18	12	17	12	11

Numbers indicate percentage values of reflectivity.

Installation Details

****Mounting:** Specify "G" for Flat 9/16" and 15/16" tee or "ST" for 9/16" slot tee grid types.

"G" flat tee "ST" slot tee

****Drywall Frame Kit:** Specify "DF" Drywall Frame Kit for drywall ceiling conditions. Use tie-wire or screws to secure frame kit.

Cut out dimensions: Min. 24.125" / Max. 24.563"
Min. 48.125" / Max. 48.563"

Sept. 2003 Focal Point L.L.C. reserves the right to change specifications for product improvement without notification.

Copyright © 2004 Brandywine Realty Trust

Exhibit 16

Multi-Tenant Lobby Layout

EXHIBIT “F”

NON-DISTURBANCE AGREEMENT

THIS NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of the __ day of ____, 200__ by NATIONAL RAILROAD PASSENGER CORPORATION, a corporation organized under the Rail Passenger Service Act and laws of the District of Columbia (the “Amtrak”) and _____________________________ (“Subtenant”).

W I T N E S S E T H:

Amtrak is the Owner in Fee Simple of an approximately thirty thousand (30,000) square foot parcel located at 30th and Arch Streets, Philadelphia, PA, (the “Real Property”), which parcel is more particularly described on Exhibit A attached to the Memorandum of Lease hereinafter defined.

Amtrak has entered into a Net Development Ground Lease dated as of November 26, 2003 (the “Prime Lease”) for all the estate, right and title to the air space over and above the Real Property as described on Exhibit “A” attached hereto, together with support easements and other appurtances, all of which are more particularly described in the Prime Lease and the Memorandum of Lease defined below (the “Premises), with Brandywine Cira, L.P., a Delaware limited partnership (“Sublandlord”), as tenant in which Amtrak has leased the Premises to Sublandlord and Sublandlord has leased the Premises from the Amtrak. A Memorandum of the Net Development Ground Lease has been recorded on January 6, 2004, Instrument Number 50836370, of the Philadelphia County Department of Records (the “Memorandum of Lease”).

Sublandlord and Subtenant have entered into a Lease dated _____________ (“Sublease”) wherein, inter alia, Sublandlord has leased a portion of the Premises (the”Subleased Premises”) to Subtenant and Subtenant has leased the Subleased Premises from Sublandlord.

Amtrak and Subtenant desire to enter into this Agreement to provide for the continuation of the Sublease in the event of a termination of the Prime Lease and the recognition of the Subtenant under the Sublease in the event of a termination of the Prime Lease, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, and intending legally to be bound hereby, the parties hereto hereby covenant and agree as follows:

1. Non-Disturbance. Amtrak agrees that if the Prime Lease shall terminate for any reason whatsoever Subtenant’s rights and privileges under the Sublease and its possession of the Subleased Premises shall not be terminated or interfered with by Amtrak in the exercise of any of Amtrak’s rights under the Prime Lease as a result of the termination of the Prime Lease, so long as no Event of Default (as defined in the Sublease) is then continuing as would entitle Sublandlord to terminate the Sublease.

2. Attornment; Right to Terminate. In the event that the Prime Lease shall have been terminated, Subtenant hereby agrees to attorn to Amtrak, to the same extent and with the same force and effect as though the Sublease were a direct lease from Amtrak to Subtenant for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Sublease. This attornment shall be effective and self-operative immediately without the execution of further instruments by Subtenant or Amtrak and Subtenant shall be bound to Amtrak and Amtrak shall be bound to Subtenant under all of the terms, covenants and conditions of the Sublease as a direct lease with the same force and effect as if originally entered into between Subtenant and Amtrak; provided, however, that Amtrak shall not be:

(a) liable for any act or omission of Sublandlord, which pre-dates such termination of the Prime Lease; or

(b) liable for any failure by Sublandlord to complete construction of the Building or to complete or pay for Subtenant improvements, moving allowances, leasing commissions or any other amounts payable by Sublandlord to Subtenant or on behalf of Subtenant, provided, however, that nothing herein shall limit Amtrak’s obligations for liabilities (other than for the foregoing matters) accruing from and after the date upon which the Sublease became effective as a direct lease between Amtrak and Subtenant, or for any lease or tenant improvement commission due on renewal or expansion or for any excess sums paid by Subtenant to Amtrak for operating expenses and taxes after the conversion from a sublease to a direct lease; or

(c) except as set forth in the Prime Lease with respect to the Tenant Allowance, subject to any offsets, withholdings or abatements which Subtenant might have against Sublandlord as a result of a Sublandlord default, except that if Subtenant is in occupancy of the subleased premises, rent under the Sublease may be offset by any amounts paid by Sublandlord to third parties in connection with occupancy of the subleased premises (such as for utilities, and such as for Prime Lease cure payments made to Amtrak) and rent under the Sublease may be offset by amounts then due and payable by Sublandlord to Subtenant set forth in Section 4 of the Sublease; or

(d) bound by any rent or additional rent which Subtenant might have paid to Sublandlord more than thirty (30) days in advance of the due date under the Sublease (other than amounts actually received by Amtrak), or

(e) bound by any security deposit which Subtenant may have paid to Sublandlord, unless such deposit was delivered to Amtrak at the time of such termination; but in any event Subtenant shall not be required to replenish such security deposit; or

(f) bound by any material modification or amendment to the Sublease, or any prospective waiver of any material terms of the Sublease, made without Amtrak’s consent.

Notwithstanding the foregoing, in the event the Prime Lease shall terminate, Subtenant shall have the right to rescind the attornment and terminate the Sublease (or any direct lease which replaces the Sublease) by delivery of notice to Amtrak within sixty (60) days after Subtenant receives notice from Amtrak of termination of the Prime Lease.

3. Substitute Prime Lease. If the prime lease is ever terminated prior to the expiration of the term of the sublease or any then-current renewal or extended term, and so long as subtenant would be entitled to non-disturbance as set forth in Section 1 above, then Amtrak shall, upon request, execute a new lease with subtenant. Such new lease shall be effective as of the date of termination of the prime lease and shall be for the remainder of the term of the sublease (to the extent the same would have continued had the prime lease continued, and at rent and upon all the agreements, terms, covenants and conditions of the sublease, including all rights of renewal) and shall be subject to Section 2 of this Agreement. If the sublease had not previously been deemed terminated, then, upon the effective date of such new lease, the sublease shall be deemed terminated and subtenant shall pay any and all sums which would at the time of the execution thereof be due under the sublease but for such termination.

4. Default notices. Amtrak shall endeavor to send to subtenant a copy of any notice of default sent by Amtrak to Sublandlord at the time sent to Sublandlord and Amtrak will accept cure by subtenant in the time period set forth for cure of defaults by Sublandlord in the ground lease. Sublandlord shall send to subtenant a copy of any notice of default received from Sublandlord.

5. Notices and Demands. Any notice, demand or other communication under this Agreement by any party to any other shall be sufficiently given or delivered if dispatched by registered or certified mail, postage prepaid and return receipt requested, by nationally recognized overnight delivery service (with confirmation), or delivered personally and addressed as follows or to such address as may be given to the other by the methods as follows:

If to Amtrak:

National Railroad Passenger Corporation

30th Street Station

Philadelphia, PA 19104

Attention: Sally J. Bellet, Esquire

Senior Vice President Real Estate Department

4th Floor, South Tower

Telephone: 215-349-1612

with a copy to:

Wolf, Block, Schorr and Solis-Cohen LLP

1650 Arch Street, 22nd Floor

Philadelphia, PA 19103

Attention: Bernard Lee, Esquire

Telephone: 215-977-2162

If to Sublandlord:

Brandywine Cira, L.P.

c/o Brandywine Realty Trust

401 Plymouth Road, Suite 500

Plymouth Meeting, PA 19462

Attention: Gerard H. Sweeney,

President and Chief Executive Officer

Telephone: 610-325-5600

with a copy to:

Brandywine Realty Trust

401 Plymouth Road, Suite 500

Plymouth Meeting, PA 19462

Attention: Brad A. Molotsky, Esquire

General Counsel

Telephone: 610-832-4908

If to Subtenant:

6. Captions. Any caption of any portion of this agreement is inserted for convenience of reference only and shall be disregarded in construing or interpreting any of its provisions.

7. References. All references made and pronouns used herein shall be construed in the singular and plural, and in such gender as the sense and circumstances require.

8. Severability; limitation

(A) If any provision of this agreement shall be declared invalid or illegal for any reason other than temporal duration or geographic scope, then, notwithstanding such invalidity or illegality, the offending provision shall be deemed deleted, and the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

(B) If any provision of this Agreement shall be declared invalid or illegal because of its temporal duration, or because of its geographic scope, or both, then the offending provision shall be deemed deleted and replaced, nunc pro tunc, by a provision whose duration, or scope, or both, as the case may be, is the maximum permitted under applicable law.

9. Interpretation Under Laws of the Commonwealth of Pennsylvania

(A) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

(B) The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Amtrak and Subtenant, and their respective heirs, personal representatives, successors, assigns and transferees.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to the transactions contemplated hereby and cannot be changed or terminated orally, but only by an instrument in writing and executed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Agreement shall terminate upon the expiration or termination of the Sublease.

12. Counterparts. This Agreement is executed in counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed by its duly authorized officers, all as of the day and year first above written.

AMTRAK:

NATIONAL RAILROAD PASSENGER CORPORATION

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title:

Brandywine Cira, L.P. joins in this Agreement to evidence its acknowledgement of the terms of this Agreement and its agreement to the terms applicable to it.

BRANDYWINE CIRA, L.P.

By:	Brandywine Cira, LLC, its general partner

By:
Name:
Title:

EXHIBIT A

PROPERTY DESCRIPTION

Description of Lower Level Lease Area Plan

ALL that certain lot, piece or parcel of land, with the buildings thereon, situate in the City of Philadelphia, Philadelphia County, Commonwealth of Pennsylvania known as Proposed Lower Level Lease Area, Cira Centre, as shown on drawing SPP001, by Pennoni Associates Inc., dated November 14, 2002, revised May 2, 2003, above elevation 11.32 City of Philadelphia Datum, elevation 17.5 Project Datum and below elevation 31.99 City of Philadelphia Datum, elevation 38.17 Project Datum and being now more particularly described by Pennoni Associates, Inc., as follows, to wit:

BEGINNING for the same at a point on the northerly line of Arch Street Extended, said point being distant N 78° 59’ 00” W, 5.795’ from the intersection of said northerly right of way line of Arch Street, 100’ wide, with the westerly right of way line of 30TH Street, 100’ wide, thence to wit:

1)	24. N 11° 01’ 00” E, 8.500’ BY A LINE 16’ DISTANT AND AT RIGHT ANGLES TO THE CENTER LINE OF AN EXISTING RAILROAD TRACK TO A POINT OF CURVATURE, THENCE CONTINUING BY A LINE 16’ DISTANT AND AT RIGHT ANGLES TO SAID TRACK THE FOLLOWING 2 COURSES AND DISTANCES;

2)	25. NORTHEASTERLY 78.208’ BY THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS 800.000’ TO A POINT, THENCE CONTINUING;

3)	26. N 16° 37’ 04” E, 38.518’ TO A POINT ON THE SOUTHERLY LINE EXTENDED OF A PROPOSED GARAGE, THENCE BY THE SOUTHERLY OF THE PROPOSED GARAGE;

4)	27. S 78° 59’ 00” E, 225.918’ TO A POINT ON THE WESTERLY FACE OF AN EXISTING COLUMN LINE “G”, THENCE BY THE WESTERLY EXISTING COLUMN LINE “G”;

5)	28. S 11° 01’ 00” W, 124.917’ TO A POINT ON THE NORTHERLY LINE OF ARCH STREET, THENCE BY THE NORTHERLY LINE OF ARCH STREET;

6)	29. N 78° 59’ 00” W, 233.498 TO THE POINT AND PLACE OF BEGINNING, AND CONTAINING WITHIN THESE METES AND BOUNDS 28,850 S.F. OF LAND, MORE OR LESS.

Description of Entry Level Lease Area Plan

ALL that certain lot, piece or parcel of land, with the buildings thereon, situate in the City of Philadelphia, Philadelphia County, Commonwealth of Pennsylvania known as Proposed Entry Level Lease Area, Cira Centre, as shown on drawing SPP002, by Pennoni Associates Inc., dated November 14, 2002, revised May 2, 2003, above elevation 31.99 City of Philadelphia Datum, elevation 38.17 Project Datum and being now more particularly described by Pennoni Associates, Inc., as follows, to wit:

BEGINNING for the same at a point on the northerly line of Arch Street Extended, said point being distant N 78° 59’ 00” W, 22.375’ from the intersection of said northerly right of way line of Arch Street, 100’ wide, with the westerly right of way line of 30TH Street, 100’ wide, thence to wit:

1)	30. N 11° 01’ 00” E, 50.240’ TO A POINT, THENCE CONTINUING;

2)	31. N 22° 19’ 36” E, 76.156’ TO A POINT ON THE SOUTHERLY LINE EXTENDED OF A PROPOSED GARAGE, THENCE BY THE SOUTHERLY LINE OF THE PROPOSED GARAGE;

3)	32. S 78° 59’ 00” E, 255.065’ TO A POINT, THENCE CONTINUING;

4)	33. S 11° 01’ 00” W, 45.667’ TO A POINT, THENCE CONTINUING;

5)	34. S 22° 16’ 36” W, 80.819’ TO A POINT ON THE NORTHERLY LINE OF ARCH STREET, THENCE BY THE NORTHERLY LINE OF ARCH STREET;

6)	35. N 78° 59’ 00” W, 254.150’ TO THE POINT AND PLACE OF BEGINNING, AND CONTAINING WITHIN THESE METES AND BOUNDS 32,542 S.F. OF LAND AT LOBBY LEVEL , MORE OR LESS.

Description of Courtyard Lease Area Plan

ALL that certain lot, piece or parcel of land, with the buildings thereon, situate in the City of Philadelphia, Philadelphia County, Commonwealth of Pennsylvania known as Proposed Courtyard Lease Area, Cira Centre, as shown on drawing SPP003, by Pennoni Associates Inc., dated November 20, 2002, revised May 2, 2003, above elevation 31.99 City of Philadelphia Datum, elevation 38.17 Project Datum and extending vertically 50’ above said elevation and being now more particularly described by Pennoni Associates, Inc., as follows, to wit:

BEGINNING for the same at a point on the northerly line of Arch Street, said point being distant S 78° 59’ 00” E, 231.775’ from the intersection of said northerly right of way line of Arch Street, 100’ wide, with the westerly right of way line of 30TH Street, 100’ wide, thence to wit:

1)	36. N 22° 19’ 36” E, 80.819’ BY A COMMON LINE WITH A PROPOSED ENTRY LEVEL LEASE AREA TO A POINT, THENCE CONTINUING BY THE PROPOSED ENTRY LEVEL LEASE AREA THE FOLLOWING 2 COURSES AND DISTANCES;

2)	37. N 11° 01’ 00” E, 45.667’ TO A POINT, THENCE CONTINUING;

3)	38. N 78° 59’ 00” W, 27.691’ TO A POINT, THENCE CONTINUING FOR SAID PROPOSED COURTYARD LEASE AREA;

4)	39. N 11° 01’ 00” E, 62.250’ TO A POINT, THENCE CONTINUING;

5)	40. S 78° 59’ 00” E, 69.987’ TO A POINT, THENCE CONTINUING;

6)	41. S 11° 01’00” W, 187.167’ TO A POINT ON THE NORTHERLY LINE OF ARCH STREET, THENCE BY THE NORTHERLY LINE OF ARCH STREET;

7)	42. N 78° 59’ 00” W, 58.146’ TO THE POINT AND PLACE OF BEGINNING, AND CONTAINING WITHIN THESE METES AND BOUNDS 10,268 S.F. OF LAND AT COURTYARD LEVEL, MORE OR LESS.

Description of Building to Garage Connection Lease Area Plan

ALL that certain lot, piece or parcel of land, with the improvements thereon, situate in the City of Philadelphia, Philadelphia County, Commonwealth of Pennsylvania known as Proposed Building to Garage Connection Lease Area, as shown on drawing SPP004, by Pennoni Associates Inc., dated May 30, 2003, above elevation 18.47 City of Philadelphia Datum, elevation 24.65 Project Datum, and being now more particularly described by Pennoni Associates, Inc., as follows, to wit:

BEGINNING for the same at a point on the northerly lease line of Cira Centre, said point being distant the following 5 courses from the intersection of said northerly right of way line of Arch Street, 100’ wide, with the westerly right of way line of 30TH Street, 100’ wide, thence to wit: N 78° 59’ 00” W, 23.375’ to a point, thence; N 11° 01’ 00” E, 50.240’ to a point, thence; N 22° 19’ 36” E, 76.156’ to a point, thence; S 78° 59’ 00” E, 10.285’ to the point of beginning, thence for Proposed Building to Garage Connection Lease Area as follows, to wit:

1)	43. N 11° 01’ 00” E, 43.283’ TO A POINT, THENCE CONTINUING;

2)	44. S 78° 59’ 00” E, 43.167’ TO A POINT, THENCE CONTINUING;

3)	45. S 11° 01’ 00” W, 43.283’ TO A POINT ON THE NORTHERLY LEASE LINE OF CIRA CENTRE, THENCE BY THE NORTHERLY LEASE LINE OF CIRA CENTRE;

4)	46. N 78° 59’ 00” W, 43.167’ TO THE POINT AND PLACE OF BEGINNING, AND CONTAINING WITHIN THESE METES AND BOUNDS 1,868 S.F. OF LAND, MORE OR LESS.

COUNTY OF	)
	)	ss:
STATE OF	)

On this ___ day of ______________, 2005, before me, the undersigned a notary public, personally appeared ________________________ who acknowledged himself to be duly authorized officer of the ____________________________, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

SEAL	Notary Public

COUNTY OF	)
	)	ss:
STATE OF	)

On this ___ day of ______________, 2005, before me, the undersigned a notary public, personally appeared ________________________ who acknowledged himself to be duly authorized officer of the ____________________________, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

SEAL	Notary Public

COUNTY OF	)
	)	ss:
STATE OF	)

On this ___ day of ______________, 2005, before me, the undersigned a notary public, personally appeared ________________________ who acknowledged himself to be duly authorized officer of the ____________________________, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

SEAL	Notary Public

SCHEDULE 39

List of Tenant Subsidiaries